EXHIBIT 99.2
















                      AMENDED AND RESTATED CREDIT AGREEMENT

                                     BETWEEN

                          MALLON RESOURCES CORPORATION
                             a Colorado corporation
                                       and
                               MALLON OIL COMPANY,
                             a Colorado corporation
                           (collectively, "Borrower")

                                       AND

                            BLACK HILLS CORPORATION,
                           a South Dakota corporation
                                   ("Lender")

                        ---------------------------------


                           Dated as of October 1, 2002



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                                TABLE OF CONTENTS
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                                                                                                               PAGE

Article 1. Definitions and References.............................................................................1

    Section 1.1    Defined Terms..................................................................................1

    Section 1.2    Exhibits and Schedules.........................................................................8

    Section 1.3    Amendment of Defined Instruments...............................................................8

    Section 1.4    References and Titles..........................................................................8

    Section 1.5    Calculations and Determinations................................................................8

Article 2. The Loans..............................................................................................9

    Section 2.1    The Loans......................................................................................9

    Section 2.2    Use of Proceeds................................................................................9

    Section 2.3    Repayment of the Loans.........................................................................9

    Section 2.4    Prepayment of the Loans........................................................................9

    Section 2.5    Interest......................................................................................10

    Section 2.6    Mandatory Prepayment of the Loans.............................................................10

Article 3. Security..............................................................................................10

    Section 3.1    Security......................................................................................10

    Section 3.2    Perfection and Protection of Security Interests and Liens.....................................10

    Section 3.3    Release of Collateral.........................................................................10

Article 4. Representations and Warranties........................................................................11

    Section 4.1    Representations and Warranties of Borrower....................................................11

    Section 4.2    Employees.....................................................................................13

Article 5. Notice of Certain Events..............................................................................13

    Section 5.1    Notice of Unmatured Event of Default, Event of Default, and Other Matters.....................13

    Section 5.2    Other Information.............................................................................14

Article 6. Special Provisions Relating to Equipment..............................................................14

    Section 6.1    Location:  Records............................................................................14

    Section 6.2    Maintenance...................................................................................15

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

    Section 6.3    Dispositions..................................................................................15

Article 7. Covenants of Borrower.................................................................................15

    Section 7.1    Affirmative Covenants.........................................................................15

    Section 7.2    Negative Covenants............................................................................19

Article 8. Further Rights of Lender/Limited Waiver...............................................................21

    Section 8.1    Limited Waiver of Representations and Warranties..............................................21

    Section 8.2    Limited Waiver of Covenants...................................................................21

    Section 8.3    Maintenance of Security Interests.............................................................21

    Section 8.4    Performance of Obligations....................................................................22

    Section 8.5    Access to Collateral..........................................................................22

    Section 8.6    Repayment Upon Change of Control Agreement....................................................22

    Section 8.7    Removal and Appointment of Operator...........................................................22

    Section 8.8    Set-Off Rights................................................................................22

    Section 8.9    Joint and Several Liability of Borrowers......................................................22

Article 9. Conditions to Effectiveness of Agreement..............................................................23

    Section 9.1    Conditions....................................................................................23

    Section 9.2    Conditions Precedent to Funding of Loans......................................................23

Article 10. Events of Default and Remedies.......................................................................24

    Section 10.1        Events of Default........................................................................24

    Section 10.2        Acceleration.............................................................................25

    Section 10.3        Remedies.................................................................................26

    Section 10.4        Indemnity................................................................................26

    Section 10.5        Forbearance..............................................................................27

Article 11. Miscellaneous........................................................................................27

    Section 11.1        Waivers and Amendments; Acknowledgments and Admissions...................................27

    Section 11.2        Survival of Agreements:  Cumulative Nature...............................................28

    Section 11.3        Notices..................................................................................28

    Section 11.4        Parties in Interest; Transfers...........................................................29

    Section 11.5        Governing Law; Submission to Process.....................................................29
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                                       ii
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
    Section 11.6        Limitation on Interest...................................................................29

    Section 11.7        Termination; Limited Survival............................................................30

    Section 11.8        Severability.............................................................................30

    Section 11.9        Counterparts.............................................................................30

    Section 11.10       Further Assurances.......................................................................30

    Section 11.11       Waiver of Jury Trial, Punitive Damages, Etc..............................................30

    Section 11.12       Controlling Provision Upon Conflict......................................................31

    Section 11.13       Effect of Amended and Restated Credit Agreement..........................................31
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EXHIBITS
Exhibit A            Hydrocarbon Producing Property Descriptions and Related
                     Assets of Borrower
Exhibit B            Property Operating Statement

SCHEDULES
Schedule 1.1(a)      Gas Plant Assets
Schedule 1.1(b)      Wells
Schedule 2.1         Scheduled Matters
Schedule 4.1(c)      Shareholder obligations
Schedule 4.1(g)      Parent Borrower's Financial Statements
Schedule 4.1(h)      Other Obligations and Restrictions
Schedule 4.1(j)      Claims and Litigation
Schedule 4.1(l)      Borrower's Places of Business
Schedule 4.1(m)      Unpaid Bills
Schedule 4.1(n)      Liens other than Permitted Encumbrances
Schedule 4.1(o)      Purchasers of Hydrocarbons
Schedule 4.1(p)      Existing Hydrocarbon Sales Agreements
Schedule 4.1(u)      Compliance with Environmental and Other Laws
Schedule 6.1         Equipment descriptions


                                       iv
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                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is made and entered into this 1st day of October, 2002, by and among MALLON RESOURCES CORPORATION, a Colorado corporation, and MALLON OIL COMPANY, a Colorado corporation (collectively, the "Borrower"), and BLACK HILLS CORPORATION, a South Dakota corporation (the "Lender").

                                    RECITALS

A. Borrower and Aquila Energy Capital Corporation ("Aquila") entered into that certain Credit Agreement dated as of September 9, 1999, as amended by that certain First Amendment to Credit Agreement dated November 21, 2000 and by that certain Second Amendment to Credit Agreement dated February 8, 2002 (as amended, the "Original Credit Agreement").

B. By that certain Assignment of Credit Agreement, Note, Liens, and Security Documents dated as of October 1, 2002, Aquila assigned to Lender all indebtedness owing by Borrower under the Original Credit Agreement, all liens, interests and security interests of Aquila securing such indebtedness, and all other rights, benefits, remedies and privileges of Aquila under or pursuant to the Original Credit Agreement, the Note and the other Loan Documents.

C. Borrower and Lender desire to make certain amendments to, but not to discharge any indebtedness or other obligations owing under, the Original Credit Agreement, as set forth and incorporated in this Amended and Restated Credit Agreement.

         NOW, THEREFORE, the parties hereto in consideration of the foregoing and the terms, covenants, provisions and conditions hereinafter set forth hereby agree as follows:

                                   ARTICLE I.
                           DEFINITIONS AND REFERENCES

     Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the Sections and subsections referred to below

         "Advancing Note" means the Amended and Restated Note evidencing the Loans, which was issued to Lender by Borrower in connection with the Original Credit Agreement.

         "AFE" has the meaning given to such term in Section 7.1(c)(v).

         "Affiliate(s)" means, as to any Person (as hereinafter defined), any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event (i) any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a business entity or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such other Person, (ii) any subsidiary of Borrower shall be deemed to be an Affiliate of Borrower, and (iii) the parent and any sister entity of Borrower shall be deemed to be an Affiliate of Borrower.

         "Agreement" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in compliance with applicable provisions hereof.

         "AMS" has the meaning given to such term in Section 2.1(a).

         "Borrower" has the meaning given to such term in the preamble of this Agreement.

         "Borrower's Public Reports" shall mean the annual, quarterly and special reports most recently filed by Parent Borrower prior to the date hereof with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, including Parent Borrower's proxy materials.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Denver, Colorado.

         "Change of Control" means any of the following events or circumstances other than in connection with the Merger: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all such shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of a majority or more of the common stock of either Parent Borrower or Subsidiary Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of either Parent Borrower or Subsidiary Borrower (whether or not such securities are then currently convertible or exercisable); (b) as of the end of any calendar month, individuals who at the beginning of such calendar month constituted the board of directors of either Parent Borrower or Subsidiary Borrower have ceased for any reason to constitute a majority of the directors of Parent Borrower or Subsidiary Borrower then in office unless (i) such new directors were elected by a majority of the directors of either Parent Borrower or Subsidiary Borrower who constituted the board of directors of either Parent Borrower or Subsidiary Borrower at the beginning of such month (or by directors so elected) or (ii) the reason for such directors failing to constitute a majority is a result of retirement by directors due to age, death or disability; or (c) the Persons who were shareholders of either Parent Borrower or Subsidiary Borrower as of the date of this Agreement cannot alone elect at least two-thirds (2/3rds) of the board of directors of Borrower.

         "Change of Control Agreement" means any agreement that contemplates a Change of Control or a Mallon Sale.

         "COC Agreement Date" means the date on which (a) Borrower or any affiliate thereof enters into a Change of Control Agreement or (b) the shareholders of Parent Borrower enter into a Change of Control Agreement.

         "Collateral" means all property of any kind which, pursuant to any Loan Document, is subject to a Lien in favor of Lender or is purported or intended to be subject to such a Lien, including without limitation, the Equipment (including Fixtures), the Properties and the Hydrocarbons produced therefrom or attributable thereto, but excluding the Gas Plant Assets to the extent they are encumbered by Universal Compression in connection with the Master Rental Contract.

         "Debt" means, as to the Borrower, all indebtedness, liabilities and obligations of Borrower, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered debt pursuant to GAAP, excluding, however, trade payables and accrued expenses incurred in the ordinary course of business so long as the same are being paid prior to becoming delinquent or are being diligently contested in good faith by appropriate proceedings, and further excluding Borrower's deferred revenue and revenue received and held by Borrower on behalf of third parties.

         "Defensible Title" means (i) with respect to the Properties, such title that: (a) with respect to each well or Unit located on the Leases entitles Subsidiary Borrower to receive, free and clear of all royalties, overriding royalties and net profits interests, or other burdens on or measured by production of Hydrocarbons, not less than the Net Revenue Interests of Subsidiary Borrower reflected in Exhibit A for such wells or Units for the productive life of such well or Unit (subject only to the Permitted Encumbrances); and (b) with respect to each well or Unit located on the Leases obligates Subsidiary Borrower to bear costs and expenses relating to the maintenance, development and operation of such well or Unit in an amount not greater than the Working Interests of Subsidiary Borrower reflected in Exhibit A for the productive life of such well or Unit (subject only to the Permitted Encumbrances), free and clear of any security interest, lien, encumbrance, mortgage, claim, security agreement or other charge, other than

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the Permitted Encumbrances and any liens, mortgages, and security interests in favor of Lender and its Affiliates or which are permitted hereunder.

         "Direct Taxes" means (a) Property Taxes, (b) Severance Taxes, (c) ad valorem taxes, (d) conservation taxes, and (e) any other taxes of any kind, excluding only income taxes and franchise taxes, imposed on Borrower or any producer in connection with or as a result of its ownership of interests in the Properties, including, without limitation, any taxes imposed by the Nation.

         "Drilling Advance" has the meaning given such term in Section 2.1(c).

         "Engineers" means such independent petroleum engineering firm as is mutually agreed upon by Borrower and Lender.

         "Environmental Laws" means any and all federal, state, local or tribal statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes. For purposes of this definition, "chemicals" includes all substances referred to in the second sentence of the definition herein of "Hazardous Materials."

         "Equipment" means all equipment of Borrower of every kind and nature used for or in the operation of the Properties, whether located on the Properties or located elsewhere, including but not limited to, pipelines, well and lease equipment and surface equipment, casing, tubing, connections, rods, pipe, machines, compressors, gathering systems, meters, motors, pumps, tankage, fixtures, storage and handling equipment and all other equipment or movable property of any kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may now or hereafter have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all logs and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing, specifically including, but not limited to, the Equipment described on Schedule 6.1, but specifically excluding the Gas Plant Assets to the extent encumbered in connection with the Master Rental Contract.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Plan" means any employee pension benefit plan which is maintained by any Person subject to Title IV of ERISA.

         "Event of Default" has the meaning given such term in Section 10.1.

         "Financial Statements" has the meaning given such term in Section
4.l(g).

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

         "Gas Plant Assets" means the East Blanco Gas Plant in Rio Arriba County, New Mexico and the assets associated therewith, as more fully described on Schedule 1.1(a).

          "Gas Transportation Fees" means natural gas gathering and transportation fees incurred by Subsidiary Borrower upstream of the point of sale of Subsidiary Borrower's share of gas produced from the Leases, but only to the extent that such fees are not first deducted in order to determine the price payable to Subsidiary Borrower for the sale of such gas and excluding any such fees that are otherwise included in Operating Expenses.

         "Gross Receipts" means, in connection with the Loans or Advancing Note for any Interest Period, Borrower's share (inclusive of royalty and overriding royalty interests attributable thereto) of all sums received by Borrower during such Interest Period in connection with the Properties, including, but not limited to, Swap Settlement Proceeds and proceeds under gas purchase agreements, oil purchase agreements, natural gas liquids purchase agreements, operating agreements, and any other receipts relating to or arising from the Properties.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise. "Hazardous Materials" also includes (a) any petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel (including any mixtures of the foregoing) that has been or may be emitted, discharged or released into the environment, and (b) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal reserves.

         "Hydrocarbons" means crude oil, condensate, natural gas, natural gas liquids and other hydrocarbons.

         "Indebtedness" means and includes (i) all obligations for borrowed money of any kind or nature, including funded and unfunded debt or guarantees thereof and contingent obligations in respect of any of the foregoing including, without limitation, reimbursement obligations in respect of letters of credit, and (ii) all obligations for the acquisition or use of any fixed asset or improvements thereto, including capitalized leases but excluding operating leases, which are payable over a period longer than one year or guarantees thereof, regardless of the term thereof or the Person or Persons (each as hereinafter defined) to whom the same is payable; provided, however, that Indebtedness shall not include trade payables and accrued expenses incurred in the ordinary course of business so long as the same are being paid prior to becoming delinquent or being diligently contested in good faith.

         "Index Rate" means, at any time, the prime rate published in The Wall Street Journal's "Money Rates" or similar table; provided that if multiple prime rates are quoted in such table, then the highest such prime rate will be the Index Rate and, in the event that the prime rate is no longer published by The Wall Street Journal's "Money Rates" or similar table, then Lender may select an alternative published index based upon comparable information as a substitute Index Rate and upon the selection of such a substitute Index Rate, the applicable interest rate shall thereafter vary in relation to the substitute index; provided further that such substitute Index Rate shall be the same index Rate that is generally used as a substitute by Lender on all loans made by Lender and bearing interest on the basis of an Index Rate

         "Interest Period" means each monthly period beginning on (and including) the Repayment Date in one calendar month and ending on (but not including) the Repayment Date in the next following calendar month.

         "Interest Rate" means an annual rate of the Index Rate plus four percent (4.0%), determined on the first Business Day of such calendar month, such foregoing definition to be applicable notwithstanding any lower interest rate specified in the Advancing Note.

         "Investment" in any Person means the amount paid or committed to be paid or the value of property or wages contributed or committed to be contributed by the Person making the Investment on its account for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or any evidence of Indebtedness of such Person in whom the Investment is made.

         "Jicarilla Dispute" has the meaning given such term in Section 2.1(b).

         "Jicarilla Dispute Advance" has the meaning given such term in Section 2.1(b).

         "Lease" or "Leases" means, whether one or more, (i) those certain oil and gas leases set forth in the description of the Property attached hereto as Exhibit A, and any other interests in the Leases, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such Lease or Leases, or (ii) other oil, gas and/or mineral leases or other interests pertaining to the Properties which may now and hereafter be made subject to the lien of any of the Security Documents and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases.

         "Lender" has the meaning assigned to such term in the first paragraph of this Agreement, and its predecessor, successors and assigns as holders of the Advancing Note.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows it to have such Debt satisfied out of such property or assets prior to the satisfaction of general creditors of the owner of such property or assets, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loans" means, collectively, the outstanding loans as of the date of this Agreement, as described in Section 2.1, and any loans which Lender makes to Borrower pursuant to Section 2.1, and "Loan" means, individually, any of such Loans.

         "Loan Documents" means this Agreement, the Advancing Note, the Mortgage, the Security Agreement, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore or hereafter delivered by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations.

         "Loan Termination Date" means the earlier of (a) 60 days after the Merger Termination Date, but in any case no later than June 30, 2003, (b) the date of payment and performance in full of all the Obligations of Borrower under the Loan Documents, (c) the COC Agreement Date, and (d) the date on which Lender notifies Borrower of the acceleration of payment of all Obligations because of the occurrence of an Event of Default.

         "Mallon Sale" means the sale in any transaction or series of transactions by the Persons who were shareholders of the Parent Borrower as of the date of this Agreement of issued and outstanding shares of Borrower Stock resulting in a Change of Control, other than the consummation of the Merger.

         "Master Rental Contract" means that certain Master Rental Contract dated as of September 9, 1999 between Universal Compression and Borrower.

         "Material Adverse Effect" means (a) during the period from the date hereof through the Merger Termination Date, any change, effect, event, occurrence or state of facts that is or would reasonably be expected to be materially adverse to the business, properties, prospects, results of operations or condition (financial or otherwise) of Borrower or that would reasonably be expected to materially impair the ability of Borrower to perform its obligations under the Merger Agreement or to consummate the Merger, other than: (i) any change or effect resulting from changes in general economic, securities markets, or regulatory or political conditions in the United States or worldwide or any outbreak of hostilities, terrorist activities or war, (ii) any change or effect resulting from changes in commodity prices for oil or natural gas, including any impairment write-downs resulting therefrom, (iii) any other changes that affect generally the oil and gas industry, (iv) any change or effect resulting from the announcement or pendency of the Merger or (v) any change or effect resulting from the transactions contemplated by the Merger Agreement and (b) during the period beginning on the Merger Termination Date and ending when all Obligations of Borrower have been performed and paid in full, any change, effect, event, occurrence or state of facts that is or would reasonably be expected to be materially adverse to the business, properties, prospects, results of operations or condition of Borrower or that would reasonably be expected to materially impair the ability of Borrower to perform its obligations under this Agreement.

         "Maximum Rate" means the maximum non-usurious rate of interest that Lender is permitted under applicable law to contract for, take, charge, or receive from Borrower.

         "Merger" means the consummation of the transactions contemplated by the Merger Agreement.

         "Merger Agreement" means that certain Agreement and Plan of Merger dated as of October 1, 2002 among Black Hills Corporation, Black Hills Acquisition Corp. and Mallon Resources Corporation.

         "Merger Termination Date" means the date on which the Merger Agreement is terminated, by any party, for any reason.

         "Mortgage" has the meaning given such term in Section 3.1.

         "Nation" has the meaning given such term in Section 2.1(b).

         "Net Revenue Interest" or "NRI" have the meaning given such terms in the Mortgage.

         "Obligations" means all Debt and performance obligations from time to time owing from Borrower to Lender or any of Lender's Affiliates under or pursuant to any of the Loan Documents in connection with this Agreement or any transaction contemplated hereby, including without limitation, all principal, interest, fees, expenses, costs, covenants, indemnities and the payment described in Section 8.6.

         "Operating Agreements" means operating agreements relating to the Properties, including, without limitation, all those certain operating agreements which relate to or arise from the Properties, pursuant to which Borrower is or hereafter becomes the operator.

         "Operating Expenses" means (a) direct lease operating expenses and well maintenance expenses (such well maintenance expenses shall be limited to those expenditures authorized to be made without additional approval under the applicable operating agreements, not to exceed $350,000.00 in the aggregate net to Subsidiary Borrower's interest, during any rolling twelve-month period), which arise from Subsidiary Borrower's Working Interests in the wells that are subject to the Mortgage, that are billed to Subsidiary Borrower by the Operator or incurred by the Subsidiary Borrower, as Operator, of the Properties, and (b) Subsidiary Borrower's Working Interest share of expenses incurred in the repair, maintenance and replacement of damaged or obsolete Equipment.

         "Operator" means any operators, including contract operators, of the Properties (as such terms are generally understood in the oil and gas industry) and as approved by Lender pursuant to Section 8.7 hereof.

         "Parent Borrower" means Mallon Resources Corporation, a Colorado corporation.

         "Permitted Encumbrances" has the meaning given such term in the Mortgage.

         "Person" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Properties" means those certain properties described in Exhibit A attached hereto.

         "Property Operating Statement" means the monthly statement, in the form attached hereto as Exhibit B, to be prepared and delivered by Borrower to Lender, pursuant to Section 7.1(f) hereof.

         "Property Taxes" means taxes imposed annually on Borrower which are based on or measured by the estimated value (at the time such taxes are assessed) of any oil and gas situated within the Properties.

         "Proved Developed Producing Reserves" means Proved Reserves that are estimated to be recoverable by existing wells that are then capable of producing such reserves.

         "Proved Reserves" means the current estimated quantity of Hydrocarbons which analysis of geologic and engineering data demonstrate with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions based on either actual production or conclusive formation tests.

         "Purchasers of Hydrocarbons" means the Persons listed on Schedule 4.1(o) attached hereto, and all other Persons who, now or may in the future, purchase Hydrocarbons attributable or allocable to Subsidiary Borrower's Working Interest in the Properties.

         "Repayment Date" means, prior to the satisfaction of all Obligations, the thirtieth (30th) day of each month (except that February shall be on the 28th day), commencing November 2002.

         "Reserve Report" means, unless specifically denoted otherwise, the petroleum engineering report defined in Section 7.1(e) hereof.

         "Scheduled Matters" has the meaning given that term in Section 2.1.

         "Security Agreement" means a security agreement (Accounts, Equipment, General Intangibles and Inventory) executed by Borrower as debtor in favor of Lender as secured party dated as of the date hereof, in form and substance satisfactory to Lender, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

         "Security Documents" means the Mortgage and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations.

         "Severance Taxes" means taxes imposed on Hydrocarbons produced from a well that are based on or measured by the amount or value of such production..

         "Subsidiary" means for any Person any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned directly or indirectly, by such Person and/or one or more of its subsidiaries.

         "Subsidiary Borrower" means Mallon Oil Company, a Colorado corporation, the wholly owned subsidiary of Parent Borrower.

         "Swap Agreement" means: (a) any (i) interest rate or currency swap, rate cap, rate collar, forward agreement and other exchange or rate protection agreements or any option with respect to any such transaction and (ii) any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement related to Hydrocarbons or any option with respect to such transaction, as more specifically provided in those certain master swap agreements on International Swap Dealers Association forms and the schedules thereto and any confirmations thereunder which Borrower enters into with or through Lender of even date herewith and any other confirmations which Borrower may hereafter enter into with or through Lender.

         "Swap Settlement Payables" means any settlement amounts payable by Borrower under the terms of any executed Swap Agreement.

         "Swap Settlement Proceeds" means any settlement amounts paid to Borrower under the terms of any executed Swap Agreement.

         "Tax Claim" means any claim by a taxing authority that Borrower owes any amount of taxes of any kind other than claims for Severance Taxes and Property Taxes.

         "Title Opinions" means those certain title opinions addressed and delivered to Borrower and Lender on or prior to the date of the Original Credit Agreement, as the same may be or are required to be updated under this Agreement, covering all of the Properties from inception.

         "Unit" means a pooled unit or proration unit as designated by an effective designation of unit, proration unit plan, or other instrument of similar impact properly filed with the appropriate governmental authority.

         "Universal Compression" means Universal Compression, Inc.

         "Unmatured Event of Default" means any event or condition which would, with the giving of any requisite notices and/or the passage of any requisite periods of time, constitute an Event of Default, except to the extent waived by Lender pursuant to Section 8.1 or 8.2.

         "Wells" means those four wells to be spudded by September 30, 2002 and drilled by Borrower between the date hereof and December 31, 2002, which are further described on Schedule 1.1(b) hereto, or such other wells as agreed to by Lender in its reasonable discretion.

         "Working Interest" or "WI" have the meaning given such terms in the Mortgage.

     Section 1.2 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein by reference and made a part hereof for all purposes.

     Section 1.3 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document; provided, that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4 References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless otherwise expressly provided. Section and subdivision headings are for convenience only, do not constitute any part of such Sections or subdivisions and shall be disregarded in construing the language contained in such Sections or subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Sections or subdivisions unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5 Calculations and Determinations. All calculations pursuant to the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 days. Unless otherwise expressly provided herein or Lender otherwise consents in writing, all financial statements and reports to be furnished to Lender under the Loan Documents shall be prepared and all financial computations and determinations made pursuant to the Loan Documents, and with respect to the financial statements, shall be made in accordance with GAAP.

                                   ARTICLE II.
                                    THE LOANS

     Section 2.1 The Loans. As of the date of this Agreement, Lender has loaned to Borrower the principal amount of $29,304,338 pursuant to the terms and conditions of the Original Credit Agreement, which Loans remain outstanding, and are subject to the terms and conditions of this Agreement. Notwithstanding anything to the contrary in this Agreement, so long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing, other than those disclosed on Schedule 2.1 attached hereto (the "Scheduled Matters"), Lender shall:

(a) disburse to Aquila Merchant Services, Inc. ("AMS") on behalf of Borrower an amount equal to $1,223,727 as consideration to AMS for the termination of the ISDA Master Agreement dated September 9, 1999 between Parent Borrower and AMS and the hedge agreements related thereto, and the ISDA Master Agreement dated September 9, 1999 between Subsidiary Borrower and AMS and the hedge agreements related thereto

(b) if Lender determines that Borrower should settle Borrower's current tax dispute (the "Jicarilla Dispute") with the Jicarilla Apache Nation (the "Nation"), advance to Borrower, or disburse to the Nation, $1,563,473.35, plus accrued interest and penalties incurred subsequent to July 16, 2002 to settle such Dispute (the "Jicarilla Dispute Advance"); and

(c) at the request of Borrower, after Lender has received an applicable AFE acceptable to Lender in its reasonable discretion, advance to Borrower amounts to cover costs incurred by Borrower in drilling the Wells (the "Drilling Advance"). Lender shall make such advances to Borrower as such costs are incurred by Borrower and documented to Lender. In no event shall the Drilling Advance exceed the difference between $2,500,000 and the Jicarilla Dispute Advance.

         All disbursements to AMS, the Jicarilla Advance and the Drilling Advance shall be deemed Loans to Borrower for purposes of this Agreement, and shall be evidenced by the Advancing Note. The Interest Rate on the Advancing Note shall be the Interest Rate defined herein and the final maturity date of such Advancing Note shall be the Loan Termination Date. Other than its obligations to make the advances and disbursements described in this Section 2.1, Lender shall have no obligation to make any other Loans or advances to Borrower. All advances of Loans made by Lender to Borrower may be made to the account of Parent Borrower or to such other account designated by Parent Borrower on which Lender may agree, and each such Loan shall conclusively be deemed to have been advanced jointly to Parent Borrower and Subsidiary Borrower.


     Section 2.2 Use of Proceeds.

(a) Advances. Proceeds from the Jicarilla Dispute Advance shall be used by Borrower only to pay the Nation to settle the Jicarilla Dispute. Proceeds from the Drilling Advance shall be used by Borrower only to pay the costs and expenses incurred by Borrower drilling the Wells between the date hereof and December 31, 2002.

(b) Prohibited Uses. In no event shall funds from the Loans be used directly or indirectly by Borrower, for any purpose not expressly permitted by the terms of this Agreement, including, but not limited to, for personal, family, household or agricultural purposes, or any other purpose not specifically described in this Section 2.2.

     Section 2.3 Repayment of the Loans. Borrower shall repay the Loans plus all interest accrued thereon on or before the Loan Termination Date. If Borrower or the shareholders of Parent Borrower enter into a Change of Control Agreement, then on the COC Agreement Date, Borrower shall repay the entire outstanding balance of the Advancing Note, all accrued, unpaid interest thereon and the payment described in Section 8.6, and perform in full any Obligations outstanding on such date

     Section 2.4 Prepayment of the Loans. Borrower may prepay the Advancing Note in whole or in part at any time, without premium or penalty, other than as provided below. Any principal prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. If Borrower prepays the Advancing Note in its entirety and at the time of such prepayment, Borrower or the Shareholders of Parent Borrower are not parties to a Change of Control Agreement, and Borrower or the Shareholders of Parent Borrower do not enter into a Change of Control Agreement within 105 days after such prepayment, then Borrower shall not be obligated to make the payment to Lender described in
Section 8.6. If Borrower or the Shareholders of Parent Borrower enter into a Change of Control Agreement within 105 days after Borrower has prepaid the Advancing Note, and Borrower has not otherwise made the payment to Lender described in Section 8.6, then Borrower shall make the payment described in
Section 8.6 on the COC Agreement Date.

     Section 2.5 Interest. Between the date hereof and the Loan Termination Date, interest shall accrue on the Loan at the Interest Rate, and shall be paid by Borrower to Lender on the Loan Termination Date. Any principal, interest or other amounts owed by Borrower to Lender pursuant to this Credit Agreement which remain unpaid on the Loan Termination Date shall accrue interest at the Interest Rate until paid in full.

     Section 2.6 Mandatory Prepayment of the Loans. Borrower shall promptly pay to Lender 100% of all proceeds from the sale of any assets of Borrower that comprise any part of the Collateral (provided, however, that this provision is subject to Section 7.2(a) and shall not be deemed to be a consent by Lender to any such sale); except that Borrower shall not be obligated to pay to Lender any such proceeds from Hydrocarbons sold by Borrower in the ordinary course of business, or proceeds that are expended, within one hundred twenty (120) days after the sale from which the proceeds arose, to acquire additional assets acceptable to Lender that are added to the Collateral if the discounted present value of the Proved Reserves attributable to such assets, determined in accordance with Section 7.1(e), is at least equal to the proceeds paid to acquire such assets. All proceeds of any such sale, less those excepted pursuant to the preceding sentence, shall be immediately applied to repayment of the Loans and accrued interest thereon.

                                  ARTICLE III.
                                    SECURITY

     Section 3.1 Security. The Obligations are secured by the Collateral as set forth in the various Security Documents concurrently or hereafter delivered by Borrower, including a separate Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production (the "Mortgage") executed by Borrower in favor of Lender for each Property. Pursuant to the Loan Documents, Borrower has granted to Lender a first mortgage lien on and a first priority security interest in the Collateral, subject to Permitted Encumbrances.

     Section 3.2 Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Lender any security agreements, financing statements, continuation statements, extension agreements, amendments, confirmations and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, protecting or establishing the priority of any Liens or other rights in the Collateral securing any Obligations.

     Section 3.3 Release of Collateral. Upon the payment in full by Borrower of the entire outstanding principal balance of the Loans and all accrued, unpaid interest due thereon, and the performance by Borrower of all other Obligations under the Loan Documents that were to have been performed as of the date of such payment, Lender shall deliver or cause to be delivered to Borrower, at Borrower's expense, releases and satisfactions of all financing statements, mortgages and other registrations of security with respect to the Collateral and Borrower shall deliver to Lender a general release of all of Lender's liabilities and obligations under the Loan Documents and an acknowledgment that the same have been terminated.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Representations and Warranties of Borrower. To confirm Lender's understanding concerning Borrower and Borrower's businesses, properties and obligations, and to induce Lender to enter into this Agreement and to make the Loans, each Borrower represents and warrants to Lender that:

(a) No Default. No event has occurred and is continuing which would constitute an Event of Default or an Unmatured Event of Default other than, during the period between the date of this Agreement and the Merger Termination Date, the Scheduled Matters.

(b) Organization and Good Standing. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of Colorado, having all powers necessary to carry on its businesses and to enter into and consummate the transactions contemplated by the Loan Documents. Each Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary or desirable. Subsidiary Borrower is qualified under applicable Bureau of Land Management and Bureau of Indian Affairs regulations to act as Operator of the Leases, where required.

(c) Capitalization: Compliance with Security Laws. Except as disclosed on
Schedule 4.1(c) and in Borrower's Public Reports: (i) Borrower is not subject to any agreement under which there may become outstanding, nor are there currently outstanding, any rights to purchase, or securities convertible into or exchangeable for, any stock in Borrower including, but not limited to, options, warrants or rights; (ii) Borrower is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its shares of stock; and (iii) except as contemplated by this Agreement, there are no agreements, understandings, plans or arrangements in existence which pertain to the distribution rights, voting, sale or transfer of any shares of stock of Borrower.

(d) Authorization. Borrower has taken all actions necessary to authorize the execution and delivery of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

(e) No Conflicts or Consents. The execution and delivery by Borrower of the Loan Documents, the performance of its obligations under the Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents does not and will not (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the Articles of Incorporation or Bylaws of either Borrower, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) result in the acceleration of any Debt owed by Borrower, or (iii) result in or require the creation of any Lien upon any assets or properties of Borrower, except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

(f) Enforceable Obligations. This Agreement is, and the other Loan Documents when executed and delivered by each Borrower will be, legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights or by principles of equity applicable to the enforcement of creditors' rights generally.

(g) Financial Statements. Attached hereto as Schedule 4.l(g) are, with respect to Parent Borrower, Parent Borrower's unaudited financial statements as of June 30, 2002 (the "Financial Statements"). The Financial Statements present fairly the financial condition of the Borrower as of the dates thereof and the results of operations for the period then ended, and are in accordance with the books and records of Borrower. There have been no material transactions other than in the ordinary course of business since the date of the Financial Statements. As of the date of the Financial Statements,

(i) Borrower has not had any material liabilities of any nature (matured or unmatured, fixed or contingent) required to be provided for therein or described in the notes thereto which were not provided for therein or described in the notes thereto, (ii) all reserves established by Borrower and set forth therein are adequate for the purposes for which they were established, and (iii) there is no Indebtedness of Borrower to any shareholders or Affiliates of Borrower.

(h) Other Obligations and Restrictions. Except as disclosed on Schedule 4.1(h), Borrower has no outstanding Debt of any kind (including contingent obligations, tax assessments, and forward or long-term commitments), other than Debt under the Loan Documents, which is material to such Borrower and not disclosed in the Financial Statements. No Tax Claim (other than the Jicarilla Dispute) or other claim for past due Property Taxes or Severance Taxes exists. Borrower is not subject to or restricted by any franchise, contract, deed, charter restriction or other instrument or restriction which could have a Material Adverse Effect.

(i) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by Borrower to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. No facts are known to Borrower that have not been disclosed to Lender in writing which could have a Material Adverse Effect.

(j) Litigation. Except as disclosed on Schedule 4.1(j), there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower before any federal, state, municipal or other court, department, commission, body, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against Borrower.

(k) ERISA Liabilities. There are no ERISA Plans with respect to which Borrower has any fixed or contingent liability, and Borrower is in compliance with ERISA in all material respects.

(l) Names and Places of Business. Borrower has not during the preceding three
(3) years had, been known by or used any other company, trade or fictitious name. The principal office and principal place of business of Borrower is set forth in Section 11.3 hereof. Borrower does not now have and has not previously had any other office or place of business, except as listed on Schedule 4.1(l). Borrower is not and has not engaged in any business or activity other than the acquisition, ownership, operation and development of the Properties, except that until 1997, Borrower owned a majority of the stock of Laguna Gold Company, and Borrower continues to own a substantial percentage of that company's stock.

(m) Unpaid Bills. Except as disclosed to Lender in Schedule 4.1(m) and except as incurred in the ordinary course of business and which are not yet due, Borrower has no knowledge of any unpaid bills with respect to improvements to any of the Collateral which may give rise to mechanic's, materialman's or other similar liens arising by operation of applicable law should such bills remain unpaid.

(n) Title. Subject to Permitted Encumbrances, (i) except as set forth in the Title Opinions delivered by Borrower to Lender in connection with the Original Credit Agreement, Subsidiary Borrower will have all beneficial rights, title and interest in and to all production from or allocable to Subsidiary Borrower's interest in the Properties and have the exclusive right to sell the same subject to any right in the owners of royalty interest to take their royalty interest in kind, and (ii) Subsidiary Borrower will have Defensible Title to the Properties, the Equipment and to its other material properties and assets. The Collateral will be owned by Subsidiary Borrower free and clear of any and all Liens, other than Permitted Encumbrances and Liens listed on Schedule 4.1(n).

(o) Purchasers of Hydrocarbons. All of the Persons who purchase Hydrocarbons produced from or allocated to the Properties, and the most recent address of each such Persons as shown in Borrower's records, is set forth on Schedule 4.1(o) attached hereto.

(p) Hydrocarbon Sales and Related Agreements. All existing agreements that are binding on Borrower or the Properties and that are not terminable upon thirty
(30) days or less notice for the sale, purchase, gathering, transportation, handling, processing, treating and/or storage of Hydrocarbons are described on
Schedule 4.1(p) attached hereto.

(q) Affiliates. Except for subsidiaries identified in Borrower's Public Reports, Borrower does not have any other Affiliate or own any stock in any other corporation or association. Borrower is not a member of any joint venture or association of any type whatsoever.

(r) Omissions and Misstatements. To Borrower's knowledge after due inquiry, all written data, reports and information which Borrower has supplied to Lender or caused to be supplied by a third party on its behalf in connection with the obtaining of the credit facility provided for in this Agreement or in connection with the business transactions giving rise to Borrower's seeking such credit are, taken as a whole, complete and accurate in all material respects and contain no material omission or misstatement.

(s) Holding Company. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(t) Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(u) Environmental and Other Laws. Except as disclosed in Schedule 4.1(u), (i) Borrower is conducting its business in material compliance with all applicable federal, state or local laws, including Environmental Laws, and has been and is in compliance with any licenses and permits required under any such laws which affect or relate to the Collateral; (ii) none of the operations or properties of Borrower is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials;
(iii) Borrower has not filed or received any notice under any federal, state or local law indicating that Borrower is or may be responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon the Properties; and (iv) Borrower is not aware of contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, upon the Properties.

     Section 4.2 Employees. Except as disclosed in Borrower's Public Reports, Borrower is not a party to any existing employment agreements, deferred compensation, stock option, bonus, consulting or retirement agreements or plans, or other employee benefit plans of any kind, including without limitation any pension or welfare benefit plans with any employee of Borrower not terminable at-will. Except as disclosed in Borrower's Public Reports, Borrower does not maintain nor has it ever maintained an Employee Pension Benefit Plan as defined in Section 3(a) of ERISA, or a multi employer plan as defined in Section 3(37) of ERISA. To Borrower's knowledge, no employees of Borrower are represented by any labor union or collective bargaining agreement, nor is any union organization effort pending or threatened against Borrower.

                                   ARTICLE V.
                            NOTICE OF CERTAIN EVENTS

         So long as any Obligations are owing to Lender under this Agreement or any other Loan Documents, Borrower shall deliver to Lender or notify Lender, as the case may be, of the following items:

     Section 5.1 Notice of Unmatured Event of Default, Event of Default, and Other Matters. Borrower shall notify Lender within five (5) Business Days after becoming aware of the existence of any Unmatured Event of Default or Event of Default under this Agreement which is not a Scheduled Matter or after becoming aware of any developments or other information which may have a Material Adverse Effect, including, without limitation, the following:

(a) any dispute (including tax liability disputes) that may arise between Borrower and any governmental regulatory body or law enforcement authority;

(b) the commencement of any litigation or proceeding at law or in equity against Borrower or affecting Borrower (whether by the filing of a complaint, service of process or by attachment or arrest of any asset), or any investigation or proceeding before or by any administrative or governmental agency;

(c) any labor dispute or controversy resulting in or threatening to result in a strike or work stoppage against Borrower;

(d) any proposal by any public authority to acquire any assets or business of Borrower;

(e) the location of any Collateral other than at the places indicated in or as permitted under the Loan Documents;

(f) any proposed or actual change of the name, identity or structure of Borrower;

(g) any material loss or damage to any of Borrower's property, business or operations;

(h) any environmental situation, circumstance or condition that causes or may cause Section 4.1(u) to be false; or

(i) any other matter which has resulted or may result in a material adverse change in the financial condition, operations or assets of Borrower.

         Borrower shall provide Lender with telephonic and written notice specifying and describing the nature of such Unmatured Event of Default, Event of Default, development or information, and anticipated effect thereof, which notice shall be given as soon as reasonably possible.

     Section  5.2  Other   Information.   Borrower   shall  provide  such  other
information respecting the respective financial condition of Borrower or any property of Borrower as Lender reasonably may request from time to time.

                                  ARTICLE VI.
                    SPECIAL PROVISIONS RELATING TO EQUIPMENT

     Section 6.1 Location: Records. Except in the ordinary course of business, all Equipment owned by or on behalf of Borrower will be kept at its current location, except as permitted by this Agreement or by the prior written consent of Lender, and except that, so long as no Unmatured Event of Default or Event or Default shall have occurred and be continuing, Borrower may dispose of Equipment in accordance with the terms of the applicable operating agreements and may dispose of obsolete, broken or worn Equipment, in either case without Lender's consent, but upon prior written notice to Lender with respect to any such disposition in a single transaction or series of related transactions that involves Equipment that has a value in excess of $25,000.00; provided that the proceeds of any such disposition shall either (i) be used to purchase substantially similar Equipment to be used on the same Lease(s) from which the sold Equipment was removed, or (ii) be delivered to Lender to be applied to the Obligations in accordance with Section 2.5 on the next Repayment Date. Borrower will at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type and condition of each item of Equipment that has a book value of $10,000.00 or more and is currently owned or hereafter acquired by Borrower, all of which records shall be available during Borrower's usual business hours upon demand of any officer, employee, agent or representative of Lender. To the best of Borrower's knowledge, Schedule 6.1 attached hereto sets forth true and correct information described in the preceding sentence for all Equipment owned by Borrower as of the date hereof or to be acquired by Borrower using proceeds of the Drilling Advance; provided, however, that no later than October 31, 2002, Borrower shall deliver to Lender an updated Schedule 6.1 which shall be true and correct and shall be certified as such by the president, chief executive officer or vice president of each Borrower. Any failure by Borrower to deliver such Schedule shall constitute a representation, warranty and certification of Borrower that Schedule 6.1 attached hereto as of the date hereof is true and correct. Borrower shall not be required on the date of this Agreement to certify pursuant to Section 9.1(e) the truth and correctness of Schedule 6.1 attached hereto on this date.

     Section 6.2 Maintenance. Borrower will keep all of its Equipment in a good state of repair and good operating condition, will make all repairs and replacements when and where necessary, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof. Borrower shall repair and maintain all of its Equipment in a manner sufficient to continue the operation of Borrower's business. Borrower shall use its Equipment in accordance with law and the manufacturer's instructions.

     Section 6.3 Dispositions. Where Borrower is permitted to dispose of any Equipment under this Agreement or by consent thereto hereafter given by Lender, Borrower shall do so in an arm's length transaction, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity of its remaining Equipment or the Properties.

                                  ARTICLE VII.
                              COVENANTS OF BORROWER

     Section 7.1 Affirmative Covenants. Borrower warrants, covenants and agrees that until full and final repayment of the Obligations and the termination of each of the Loan Documents, it will comply with the following covenants:

(a) Payment and Performance. Borrower will pay all amounts due to Lender under the Loan Documents in accordance with the terms thereof and, except to the extent waived by Lender pursuant to Sections 8.1 and 8.2, will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

(b) Compliance with Tax Laws. Borrower shall comply with all federal, state or local laws and regulations regarding the collection, payment and deposit of employee' income, employment, and social security and sales and use taxes and taxes related to royalty payments.

(c) Books, Financial Statements and Reports. Borrower will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:

     (i) Annual Financial Statements. As soon as available, and in any event within one hundred (100) days after the end of each Fiscal Year, complete audited financial statements of Parent Borrower, prepared in reasonable detail in accordance with GAAP. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of operations, of cash flows, and of changes in shareholders' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

     (ii) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, Parent Borrower's balance sheet as of the end of such Fiscal Quarter and statements of Parent Borrower's operations and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

     (iii) Third Party Reports. As and when furnished, copies of all reports and other information provided by any other Person to Borrower in connection with the Loan Documents. Borrower may arrange for such reports and information to be provided directly to Lender by the Person providing the same to Borrower.

     (iv) Daily Field Activity Reports. Borrower shall provide Lender by telecopy or e-mail, a daily report detailing all drilling, completions and workovers from the preceding day with respect to the Properties in form and substance satisfactory to Lender.

     (v) AFE's. Borrower shall provide Lender with authorizations for all material expenditures, representing an estimate of work to be done, each of which, at Lender's request, shall be supported by appropriate invoices, bids, estimates, contracts or other support (such authorization, together with such support, an "AFE"), prior to commencing the activity contemplated by such AFE.

(d) Other Information and Inspections. Borrower will furnish to Lender any information which Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Borrower's assets, business and/or operations. Borrower will permit representatives appointed by Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect, during reasonable business hours and upon prior written notice, any of Borrower's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. In addition, Borrower will permit any such representatives appointed by Lender, at the risk and expense of Lender or such representatives, to visit and inspect, during reasonable hours and upon advance written notice, the Properties and other Collateral. Lender agrees that it shall keep confidential any proprietary information given to it by Borrower; provided, however, that this restriction shall not apply to information which (i) is at the time in question publicly available, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority, (iii) is disclosed to Lender's Affiliates, auditors, attorneys, lenders or agents, or (iv) is disclosed in the course of the defense or enforcement of the Loan Documents or the defense or enforcement of Lender's exercise of its rights thereunder, provided that with respect to information furnished to Persons identified in clause (iii) (except when furnished pursuant to clause (iv)) such Person shall be subject to the foregoing confidentiality obligations applicable to Lender; and provided, further, that with respect to any such information of which a third party seeks disclosure pursuant to clause
(ii), Lender shall give Borrower written notice of such third party attempt to require disclosure in order to afford Borrower the opportunity to pursue any remedies that it may have to prevent or limit such disclosure.

(e) Reserve Reports. At the request of Lender, on or before each April 1 after the date of this Agreement until the Loan Termination Date, Borrower shall cause the preparation and delivery to Lender of petroleum engineering reports relating to the Properties in a form satisfactory to Lender, and effective as of the preceding December 31 (collectively, the "Reserve Reports" and individually, a "Reserve Report"). Each Reserve Report required hereby shall be prepared by mutually agreeable third-party engineers and shall be prepared at Borrower's sole expense. Each Reserve Report shall set forth updated estimates of proved developed producing reserves, proved developed non-producing reserves, proved undeveloped reserves, projected production profiles and overall economics of the Properties. The following shall apply to the Reserve Reports:

     (i) The oil and gas price and discount rate assumptions shall comply with the then-current applicable rules, regulations and guidelines of the Securities and Exchange Commission, or any successor agency; and

     (ii) Average lease operating expenses and production taxes shall be based upon the Operator's best estimate and historical operating expenses, subject to Lender's approval and the then-current applicable rules, regulations and guidelines of the Securities and Exchange Commission, or any successor agency.

     Within 15 days after any request by Lender therefor, Borrower shall provide to Lender an additional Reserve Report in which the oil and gas price assumptions utilized in the preparation of such Reserve Report shall be the New York Mercantile Exchange futures contract market prices (until the last month for which there exists a futures contract and held flat thereafter at the price for the last such month) at the effective date of the Reserve Report, adjusted for (a) the then current (as of the effective date of the Reserve Report) basis differential (between delivery point for the futures contract and the point of sales delivery for the Property location) generally employed by Lender and independent third parties making over-the-counter markets for oil and gas commodities financial derivatives, (b) gathering, transportation and processing fees applicable to the Hydrocarbons production (to the extent not included as deductions in the Reserve Report for purposes of calculating net operating revenues), and (c) MMBTU adjustments or other quality adjustments to account for differences in the specifications for the futures contracts and the quality of actual production from the Properties.

(f) Reports. Borrower shall prepare and deliver the Property Operating Statement to Lender no later than the 20th day of each month. Such Property Operating Statement shall detail Borrower's Gross Receipts, Operating Expenses, Direct Taxes, royalties and overriding royalty interests with respect to each Property relating to production and operations for the month prior to the immediately preceding month, and shall include a detail of Borrower's general and administrative costs and expenses for such immediately preceding month. The first Property Operating Statement shall be delivered on October 20, 2002, which will detail Gross Receipts and Expenses for the month of August 2002.

(g) Notice of Damage to Collateral. Borrower shall give Lender prompt written notice of any destruction or substantial damage to any of the Collateral and of the occurrence of any condition or event which has caused, or may cause, material loss or depreciation in the value of any property subject to Lender's Liens or the Mortgage.

(h) Maintenance of Licenses. Borrower shall maintain all licenses, permits, charters and registrations which are required for the conduct of its business, other than, during the period beginning on the date hereof and ending on the Merger Termination Date, those licenses, permits, charters and registrations, the failure to maintain of which could reasonably be expected to have a Material Adverse Effect.

(i) Maintenance of Rights. Borrower shall use its best efforts to perform, or cause to be performed, all of the terms, conditions and covenants of the lessee in the Leases comprising the Properties. Borrower will maintain, preserve, protect and keep all of its contractual and property rights, and will not waive, amend or release any such rights, other than as expressly permitted by the Loan Documents, other than, during the period beginning on the date hereof and ending on the Merger Termination Date, any of such acts as could not be reasonably expected to have a Material Adverse Effect.

(j) Maintenance of Existence and Qualifications. Borrower will maintain and preserve its corporate existence and its rights and franchises in full force and effect and will qualify and/or remain qualified to do business as a foreign corporation in all states or jurisdictions where required by applicable law.

(k) Payment of Trade Debt. Borrower will (i) timely pay all taxes, assessments and other governmental charges or levies imposed upon it or upon its income, profits or property; (ii) in the ordinary course of business, and in any event within not more than ninety (90) days after the same becomes due, pay all Debt (other than the Obligations) owed by it; (iii) within thirty (30) days after the date of this Agreement pay all trade debt listed on Schedule 4.1(m) that is more than ninety (90) days overdue as of the date of this Agreement, and provide to Lender within thirty-five (35) days after the date of this Agreement a certificate of the President or Chief Financial Officer of Parent Borrower listing all trade debt that was paid by Borrower during the thirty (30) day period following the date of this Agreement; and (iv) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.

(l) Creditors. On or before the twentieth (20th) day of each month, along with the delivery of the Property Operating Statement due on such day, Borrower shall provide Lender with a statement showing the identity of Borrower's creditors, the amount due to each and the date each payment is due thereunder. Borrower shall notify Lender immediately if Borrower fails to make any payment to lessors, suppliers, vendors, owners of royalty interest, tax authorities or other Persons, where such nonpayment could result in any Lien against any item of Collateral or otherwise interfere with or jeopardize performance by Borrower of its obligations under the Loan Documents.

(m) Interest. Borrower hereby promises to pay interest to Lender pursuant to the terms and at the rate stated in the Advancing Note on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender) after such Obligations become due. Borrower further agrees that any interest which has accrued and is not paid when due shall be added to and become part of the Loans.

(n) Compliance with Agreements and Law. Borrower will perform all material obligations it is required to perform under the terms of the Loan Documents. Borrower will conduct its business and affairs in compliance with all laws, regulations and orders applicable thereto, including Environmental Laws.

(o) Insurance. Borrower shall keep or cause to be kept all of the Mortgaged Properties (as that term is defined in the Mortgage) that are fixtures or personal property insured for their replacement value by insurance companies licensed to do business in the States in which the Mortgaged Properties are located against loss or damage by fire or other risk usually insured against by owners or users of similar properties in similar businesses under extended coverage endorsement and against theft, burglary and pilferage, together with other insurance covering such other hazards as Lender may from time to time reasonably request, in amounts in accordance with industry standards and from companies satisfactory to Lender. Borrower shall deliver the policy or policies of such insurance or certificates of insurance to Lender on the date of this Agreement, and such policies and all proceeds thereof shall be security for all Obligations. All such insurance shall contain endorsements in form satisfactory to Lender showing Lender as a loss payee and additional party insured as its interest may appear; provided that Lender shall not be named as an additional insured on the policies described in subpart (v) of this Section to the extent such policies apply to vehicles. The following types of insurance covering the Collateral and the interest and liabilities incident to the ownership, possession and operation thereof shall be secured by Borrower:

     (i) Worker's compensation insurance and employer's liability insurance covering the employees of Borrower engaged in operations contemplated hereunder in compliance with all applicable state and federal law and endorsed to provide all states coverage and occupational disease coverage, as follows:


   Workers Compensation                         Statutory
   Employers Liability                          $500,000 Each Accident
                                                $500,000 Disease Each Employee

     (ii) Comprehensive general liability insurance with combined single limit of not less than $1,000,000 per occurrence and endorsed to provide coverage for explosion, collapse and underground damage hazards to property of others, contractual liability, products and completed operations, and for damage to underground resources, and accidental pollution, bodily injury and property damage coverage in sufficient amounts to meet umbrella underlying requirements;

     (iii) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles with a combined single limit of not less than $500,000 per occurrence;

     (iv) Excess umbrella liability insurance with a combined single limit of not less than $20,000,000 per occurrence and policy aggregate; and

     (v) Property insurance on a replacement value basis fully covering the personal property and fixtures constituting the Gas Plant Assets.

     During the period of the drilling of wells and the construction of any other improvements comprising a part of the Collateral (as defined in the Security Agreement), Borrower shall cause its contractors or subcontractors to obtain and maintain worker's compensation insurance covering all persons employed by Borrower's agents or subcontractors of any tier in connection with any construction affecting the Collateral, including, without limitation, all agents and employees of Borrower's subcontractors with respect to whom death or bodily injury claims could be asserted against Borrower.

(p) Policy Counterparts or Certificates of Insurance. Borrower shall deliver to Lender valid counterparts of all insurance policies and all endorsements thereto (or, at its option, valid certificates of such insurance) which are required hereunder to be obtained and maintained by Borrower.

(q) Prudent Operations. Borrower shall prudently develop, and cause the Properties to be continuously operated and maintained to produce the output from or allocable to such property in a good and workmanlike manner consistent with prudent operator practices to maximize production from or allocable over the productive life thereof.

(r) Hydrocarbon Production Swap Agreements. Borrower will from time to time, upon thirty (30) days' notice by Lender, enter into one or more Hydrocarbon price swaps pursuant to an approved Swap Agreement in form and substance mutually satisfactory to Borrowers and Lender, such that up to 65% of the volume of Proved Developed Producing Reserves scheduled to be produced during the remaining term of the Loans (based upon the most recent Reserve Report) are dedicated to the Swap Agreements or such other price risk management program as approved by Lender. Borrower and Lender shall endeavor to agree upon a swap strategy that will most accurately reflect the make-up and pricing of the Hydrocarbons produced and sold by Borrower. The price component of any such price swaps shall be determined following discussions between Borrower and Lender regarding the appropriate index and basis differential for each point of delivery, and following such discussions, Lender and Borrower shall implement the price swaps(s) required by this Section on terms determined by Lender in a commercially reasonable manner.

(s) Legal Fees. If the Merger is not consummated, Borrower will pay to Lender, upon receipt of an invoice therefor, all reasonable legal fees and expenses incurred by Lender in connection with this Agreement and the Loan Documents. Borrower shall reimburse Lender for all recording fees in connection with the Loan Documents, and for all reasonable legal fees and expenses incurred in connection with any subsequent amendment, mortgage, extension or renewal of any Loan Document and all reasonable legal fees and expenses attributable to the enforcement and administration of this Agreement and any of the Loan Documents.

(t) Changes to Purchasers of Hydrocarbons. Borrower shall deliver to Seller an updated Schedule 4.1(o) reflecting any change to the information in that Schedule necessary to make such schedule accurate. Borrower shall deliver such updated Schedule within 5 Business Days after such change to the information has occurred.

     Section 7.2 Negative Covenants. Borrower warrants, covenants and agrees that until the full and final repayment of the Obligations and the termination of each of the Loan Documents:

(a) Limitation on Sales of Collateral. Borrower will not sell, transfer, lease, exchange, alienate or dispose of any Collateral or any interest therein, except for the sale of Hydrocarbons in the ordinary course of business and/or other sales to the extent pursuant to or as expressly allowed under this Agreement and the Security Documents encumbering such Collateral.

(b) Compensation. The Borrower shall not, directly or indirectly, enter into any employment agreement or other arrangement with or for the benefit of an officer, director or employee of the Borrower other than for reasonable compensation for services as an officer, director or employee.

(c) Limitation on Credit Extensions. Borrower will not extend credit, make advances or make loans to any Person other than in the ordinary course of business, whether or not as Affiliate of Borrower.

(d) Certain Contracts; Amendments; ERISA Plans. Borrower will not amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Loan Documents. Borrower will not incur any fixed or contingent obligation to contribute to any ERISA Plan.

(e) Indebtedness. Except for Permitted Encumbrances, Borrower shall not create, incur, assume or suffer to exist any Debt, except Obligations to Lender hereunder, or sell, discount or factor their accounts, instruments, intangibles, leases or chattel paper; provided, however, Borrower may incur Debt not to exceed $100,000 per transaction and an aggregate amount not to exceed $1,000,000 at any time outstanding with regard to direct costs and expenses incurred in the operation of the Properties.

(f) Liabilities. Except as expressly provided herein, Borrower shall not assume, guaranty, or endorse or otherwise become directly or contingently liable in connection with any other liability of any other Person except for the indemnification contained herein; provided, however, that the foregoing shall not prohibit the endorsement of negotiable instruments for deposit or collection or incurrence of obligations under operating agreements and similar transactions in the ordinary course of business. For the purposes hereof, "guaranty" shall include any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase or otherwise acquire any obligation or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services in any such case primarily for the purpose of enabling another Person to make payment of any such debt or liability, or to make any payment (whether as a capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with Debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Debt or liability.

(g) Acquisition. Borrower shall not acquire or commit or agree to acquire any of the stock, securities or other equity ownership of any other Person without written consent of Lender, provided that such an acquisition may be made without Lender's consent if such stock, securities and/or other equity ownership becomes part of the Collateral and contemporaneously with its acquisition it is subjected to Security Documents acceptable to Lender.

(h) Cancellation of Claims. Without Lender's written consent, Borrower shall not cancel any claim or debt in excess of a total of fifty thousand dollars ($50,000) during the term of the Loans, except for reasonable consideration and in the ordinary course of its business.

(i) Defaults. Borrower shall not cause a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by Borrower including an Unmatured Event of Default or an Event of Default.

(j) Security Interests and Liens. Subject to Borrower's right to contest in good faith or cure within 30 days of the filing of any Lien, Borrower shall not suffer to exist any valid Lien, encumbrance, mortgage or security interest or consent to the filing of any financing statements on any of its Property other than the Liens created by the Loan Documents granted herein, Permitted Encumbrances and, during the period beginning on the date of this Agreement and ending on the Merger Termination Date, Liens which, individually or collectively, could not be reasonably expected to have a Material Adverse Effect.

(k) Creation of Subsidiary. Borrower shall not (i) create any direct or indirect subsidiary, or divest itself of any material assets by transferring them to any future subsidiary or by entering into a partnership, joint venture or similar arrangement, or (ii) make any material change in its capital structure.

(l) Certain Changes. Borrower shall not transfer its principal office or its registered offices outside of the State of Colorado or change its name or keep Collateral at any location(s) other than those at which the same are presently kept without written consent of Lender. Borrower shall not change its fiscal year.

(m) Loan Documents. Borrower shall not alter, amend or cause the alteration or amendment of any of the Loan Documents without the prior written consent of Lender.

(n) Amendments to Formation Documents. Borrower shall not adopt any amendment, modification or waiver of any provision of its Articles of Incorporation or Bylaws.

(o) Disposition. Borrower shall not dedicate, sell, encumber or dispose of, or suffer to exist any agreement for the sale, disposition or encumbrance of, Subsidiary Borrower's Working Interest and/or Net Revenue Interest in the Properties or of any Hydrocarbon production attributable to Subsidiary Borrower's Working Interest and/or Net Revenue Interest in the Properties except in the ordinary course of business.

(p) Investments. Without Lender's prior written consent, Borrower will not make, or suffer to exist, any Investment except Investments in certificates of deposit or other obligations of a bank or trust company having capital, surplus and undivided profits of at least $100,000,000, obligations of the United States government or any agency thereof, or investment grade commercial paper.

(q) Change of Management. No change shall be permitted to occur with regard to the individuals who currently hold the positions of Chairman and President of Parent Borrower, being Mr. George Mallon, or Senior Vice President of Subsidiary Borrower, being Mr. Don Erickson, nor shall the powers or duties of such officers of Parent Borrower be diminished by any amendment of the Articles or Bylaws of Parent Borrower.

(r) Approved Overhead. Beginning in the month in which any Merger Termination Date occurs, Borrower's general and administrative costs and expenses shall not exceed three hundred thousand dollars ($300,000) per month.

                                 ARTICLE VIII.
                     FURTHER RIGHTS OF LENDER/LIMITED WAIVER

     Section 8.1 Limited Waiver of Representations and Warranties . Until the Merger Termination Date, Lender hereby waives the requirement herein that the representations and warranties set forth in Sections 4.1(a) through (n), (q),
(r) and (u) and Section 4.2 (the "Waived Representations") be true and correct. Upon the Merger Termination Date and thereafter, such waiver shall automatically cease to be in effect, and the Waived Representations, and all other representations and warranties of Borrower set forth in this Agreement, shall be true and correct in all respects. On the Merger Termination Date, Borrower shall deliver to Lender a certificate of the president, chief executive officer or a vice president of each Borrower dated the Merger Termination Date, certifying the truth and correctness of the representations and warranties of such Borrower set forth in this Agreement and such Borrower's performance and compliance with all agreements and covenants required by this Agreement, including, without limitation, the Waived Covenants and the Waived Representations

     Section 8.2 Limited Waiver of Covenants. Until the Merger Termination Date, Lender hereby waives compliance by Borrower with the covenants set forth in Sections 7.1(b), (e), (j), (k), (q), (r), and (s) and Sections 7.2(b) through
(i), (n), (p), (q) and (r) (the "Waived Covenants"). Upon the Merger Termination Date and thereafter, such waiver shall automatically cease to be in effect, and Borrower shall comply in all respects with the Waived Covenants, as well as with each other covenant set forth in this Agreement.

     Section 8.3 Maintenance of Security Interests. Until the Obligations are repaid in full, Borrower, at its own expense, shall do all things and shall deliver all instruments reasonably requested by Lender to protect or perfect any security interest, mortgage or lien given hereunder or under any Security Documents, including, without limitation, financing statements under the Uniform Commercial Code. Lender may examine, inspect and copy or make extracts from all books and records of Borrower at any time during regular business hours upon prior notice to Borrower. Borrower authorizes Lender to execute alone any financing statement or other documents or instruments that Lender may require to perfect, protect or establish any lien or security interest hereunder or under any Security Documents and further authorizes Lender to sign Borrower's name on the same. Borrower hereby authorizes Lender, during the continuance of any Event of Default, to appoint such Person or Persons as Lender may designate as its agent and attorney-in-fact to endorse the name of Borrower on any checks, notes, drafts or other forms of payment or security that may come into the possession of either Lender or any Affiliate of Lender, to sign Borrower's name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the Security Documents. The powers granted herein, being coupled with an interest, are irrevocable. Neither Lender nor the agent and attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law in connection with this Agreement or the Loan Documents, so long as the same is not malicious or grossly negligent; provided, however, that nothing in this Agreement shall be deemed to limit or affect any liability Lender may have under any other agreement to which it may be a party with Borrower. Upon payment and performance of all Obligations of Borrower to Lender, such power of attorney will become null and void.

     Section 8.4 Performance of Obligations. In the event that Borrower fails to purchase or maintain insurance in accordance with the requirements of this Agreement, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that Borrower shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all monies so paid by Lender, including, without limitation, reasonable attorneys' fees and disbursements, shall be treated as an additional Obligation of Borrower to Lender hereunder and under the Loan Documents.

     Section 8.5 Access to Collateral. Lender may examine and inspect the Collateral and may examine, inspect and copy all books and records with respect thereto or relevant to the Obligations during Borrower's normal business hours upon prior written notice to Borrower. Upon prior written notice to Borrower, Lender may discuss with Borrower's officers, independent accountants and other Persons, and such Persons are hereby authorized to discuss with Lender, Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, and Borrower hereby irrevocably authorizes Lender to obtain from such Persons maintaining any such records, any service records relating to Borrower or any of the Collateral subject to Lender's security interest or Lien. Upon the occurrence and during the continuance of an Event of Default, Lender may (i) enter Borrower's premises at any time; and (ii) until it completes the enforcement of its rights in the Equipment or other Collateral subject to its security interest or lien hereunder and the sale or other disposition of any property subject thereto, take possession of such premises without charge, rent or payment therefor, or place custodians in control thereof, remain on such premises and use the same and any of Borrower's Equipment and other Collateral for the purpose of completing any work in process, preparing any Collateral for disposing of or collecting any Collateral.

     Section 8.6 Repayment Upon Change of Control Agreement . If Borrower or shareholders of Parent Borrower enter into any Change of Control Agreement, then on the COC Agreement Date, Borrower shall pay to Lender $2,898,000 in addition to, and contemporaneously with, Borrower's full and final payment and performance of all of Borrower's Obligations.

     Section 8.7 Removal and Appointment of Operator. Lender shall, in its reasonable discretion, have the right to approve or disapprove any action taken by Borrower to resign as Operator of any of the Properties, or to appoint, remove or replace the Operator of any of the Properties.

     Section 8.8 Set-Off Rights. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to set-off and apply against the Obligations in such manner as Lender may determine, at any time to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender or any depositary to Borrower whether or not the Obligations are then due, except for any amounts owing to third-party Working Interest and Royalty Interest holders of which the Lender shall have been notified. Lender shall provide notice to Borrower not later than five (5) days following any application of such funds. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender's right of set-off and as further security for the Obligations, Borrower hereby grants to Lender a security interest and lien in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender or any depositary and all other sums at any time credited by or owing from Lender or any depositary to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

     Section 8.9 Joint and Several Liability of Borrowers. Each Borrower shall be jointly, severally and primarily liable for the payment and performance of all Obligations of Borrower hereunder.

When and if Lender exercises any of its rights or remedies under this Agreement or any other Loan Document, it may do so against both Borrowers jointly, against both Borrowers pursuing different rights or remedies with respect to each, and/or against either Borrower, without pursuing any rights or remedies against the other. Should either Borrower become insolvent or seek protection under the federal Bankruptcy Code or other similar law of any jurisdiction or have an involuntary proceeding filed against it pursuant to the federal Bankruptcy Code or other similar law of any jurisdiction while the other Borrower is not insolvent and not subject to any such bankruptcy proceeding, the parties hereby agree that the pendency of the insolvency or bankruptcy proceedings relating to one such Borrower shall not stay or otherwise impede the right of Lender to pursue its rights and remedies against the other Borrower, and should any legal proceeding involving Lender and both Borrowers be initiated by any such party at a time when one of the Borrowers, but not the other, is insolvent or subject to a bankruptcy proceeding, each Borrower hereby stipulates, agrees and hereby confesses a judgment that Lender shall have the absolute right to have the action(s) involving Lender and the Borrower that is not insolvent or subject to a bankruptcy proceeding severed from the action(s) involving Lender and the Borrower that is insolvent or subject to such bankruptcy proceeding.

                                  ARTICLE IX.
                    CONDITIONS TO EFFECTIVENESS OF AGREEMENT

     Section 9.1 Conditions. As conditions to the effectiveness of this Agreement, Borrower shall have delivered to Lender the following documents duly executed and in form and substance satisfactory to Lender:

(a) multiple counterparts of this Agreement;

(b) an Advancing Note executed by Borrower reflecting the terms of this Agreement, to replace the Advancing Note currently evidencing the Obligations;

(c) a certificate of the secretary or assistant secretary of each Borrower dated the date of this Agreement, certifying the incumbency of its officers executing this Agreement and any other documents required hereby and certifying resolutions adopted by the board of directors of each Borrower authorizing each Borrower's execution and delivery of this Agreement and the Loan Documents;

(d) a certificate of the president, chief executive officer or a vice president of each Borrower dated the date of this Agreement, certifying the truth and correctness of the representations and warranties of such Borrower set forth in this Agreement (to the extent not waived by Lender pursuant to Section 8.1) and such Borrower's performance and compliance with all agreements and covenants required by this Agreement to be performed or complied with (to the extent not waived by Lender pursuant to Section 8.2);

(e) except as otherwise provided in Section 6.1, a certificate of the president, chief executive officer or a vice president of each Borrower dated the date of this Agreement, certifying the truth and correctness of all Schedules attached to this Agreement;

(f) evidence that Borrower has obtained insurance in accordance with Sections 7.1(o) and (p) hereof; and

(g) such other documents and instruments as Lender may reasonably request.

     Section 9.2 Conditions Precedent to Funding of Loans. Lender shall not make
any  Loan  available  unless  the  following   conditions  precedent  have  been
satisfied:

(a) There is no Event of Default, Unmatured Event of Default or Tax Claim under this Agreement, the Mortgage or any other Loan Document, other than the Scheduled Matters and the Jicarilla Dispute;

(b) Except to the extent waived by Lender pursuant to Section 8.1 hereof, all of Borrower's representations and warranties made in any Loan Document shall be true and correct in all material respects as if made on the date of such loan (except to the extent that the facts upon which such representation are based have been changed by the extension of credit hereunder);

(c) Except to the extent waived by Lender pursuant to Section 8.2 hereof, Borrower shall have performed and complied in all material respects with all agreements and conditions in the Loan Documents which are required to be performed or complied with by it on or prior to the date of such Loans;

(d) No law, regulation, order, judgment or decree of any governmental authority is in effect or pending which shall enjoin, prohibit or restrain such loan or impose, or result in the imposition of, any adverse condition upon Lender; and

(e) Lender shall have received all documents and instruments which Lender has then reasonably requested as to, (i) the correctness and validity of or compliance with all representations, warranties and covenants made by any Person in any Loan Document, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender (in reasonable exercise of its discretion) in form, substance, and date.

                                   ARTICLE X.
                         EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Borrower fails to pay any Obligation for principal or interest owing under the Advancing Note when the same is due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Loan Document at any time ceases to be valid, binding and enforceable against Borrower for any reason other than its release or subordination made with the consent of Lender, and such cessation is not remedied in full within thirty (30) days after Borrower receives notice thereof;

(c) Except to the extent waived by Lender pursuant to Section 8.2 hereof, Borrower fails (other than as referred to in subsections (a) or (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure is not remedied within thirty
(30) days after the time at which Borrower receives notice from Lender or otherwise knows or should have known of such failure;

(d) Except to the extent waived by Lender pursuant to Section 8.1 hereof, any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made;

(e) Any Lien(s) against the Mortgaged Property resulting from a Tax Claim or any other Lien against the Mortgaged Property for $500,000 or more, individually or collectively, are asserted, and such Lien(s) are not withdrawn, stayed, vacated, bonded, paid or otherwise disposed of within thirty (30) days thereafter;

(f) Subject to Permitted Encumbrances, Lender shall at any time not have a perfected first priority security interest and/or Lien on all or any part of the Collateral;

(g) Subsidiary Borrower's Working Interest and/or Net Revenue Interest on the Properties is decreased from those set forth in Exhibit A to the Mortgage without the prior written consent of Lender;

(h) Borrower:

     (A) has entered against it a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

     (B) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

     (C) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by or acquiesced to by it; or

     (D) suffers the entry against it of a judgment for the payment of money in excess of $500,000, unless: (i) the same is discharged within thirty (30) days after the date of entry thereof, (b) an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained, or (c) the judgment is covered by insurance and the insurance company has accepted liability therefor; or

     (E) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside; or

     (F) fails to pay any Indebtedness in excess of $150,000 (other than Indebtedness hereunder) or any interest or premium thereon, when due (whether at scheduled maturity or by acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate or to permit the acceleration of, the maturity of such Indebtedness (in excess of $150,000), or if, as the result of such a default, any such Indebtedness (in excess of $150,000) shall be declared to be due and payable, or is required to be prepaid, prior to the stated maturity thereof; or

     (G) fails to perform its obligations under any Swap Agreement and such failure continues beyond any applicable grace period set forth therein.

     Section 10.2  Acceleration.


(a) Automatic Acceleration. Upon the occurrence of an Event of Default described in subsection (i)(A), (i)(B) or (i)(C) of Section 10.1, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each obligor who at any time ratifies or approves this Agreement. After any acceleration under this subsection, any obligation of Lender to make any further Loans or advances of any kind under any Loan Document shall at the option of Lender be permanently terminated.

(b) Partial Acceleration. Upon the occurrence and during the continuance of any Event of Default described in subsection (a), (b), (c), (d) or (e) of Section
10.1 with respect to any

Obligation owing or Loan Document executed in connection thereto, Lender at any time and from time to time may, without notice to Borrower, except as may otherwise be required hereunder, declare any and all such Obligations immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, during the period from the date of this Agreement through the Merger Termination Date, Lender shall not accelerate the Obligations if an Event of Default occurs solely as a result of Borrower's failure to give notices to Lender required under Section 5.1 or Section 7.1(c), so long as such notice would not have given Lender information that would have reflected that there had been or might be a Material Adverse Effect. Nothing herein shall be deemed to limit or modify any obligations Borrower may have to give notices to Lender under any other agreement to which Borrower and Lender are a party.

(c) Tax Claims. Upon the occurrence and during the continuance of an Event of Default described in subsection (e) of Section 10.1 with respect to any Tax Claim(s) of $500,000.00 or more, individually or collectively, Lender may at any time and from time to time and without notice to Borrower, except as may otherwise be required hereunder, declare any or all of the Obligations associated with such Tax Claims (or which Lender in its reasonable discretion believes will be likely to become associated with such Tax Claims or any similar future Tax Claims) immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.

(d) Other Acceleration. Upon the occurrence and during the continuance of any Event of Default not described in the preceding subsections (a), (b) or (c) of this Section 10.2, Lender may at any time and from time to time and without notice to Borrower, except as may otherwise be required hereunder, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.

     Section 10.3 Remedies. If any Event of Default shall occur and be continuing (other than the Scheduled Matters during the period commencing on the date hereof and ending on the Merger Termination Date), Lender's obligation to make any Loan(s) shall be suspended, and Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity. If any Unmatured Event of Default shall occur and be continuing, Lender's obligation to make any Loans shall be suspended, except as expressly provided to the contrary herein, so long as any such Unmatured Events of Default or resulting Event of Default is continuing.

     Section 10.4 Indemnity. Except to the extent expressly provided otherwise in another Loan Document, Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, experts and advisors) of any kind or nature whatsoever (in this Section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents or the transactions and events including the enforcement or defense thereof at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment); provided, however, that nothing herein shall be deemed to require any indemnification by Borrower of liabilities and costs of Lender in connection with the Merger or Merger Agreement, which indemnity obligations shall be governed solely by the Merger Agreement. THE FOREGOING INDEMNIFICATION

SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER PROVIDED ONLY THAT NO PERSON SHALL BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS CAUSED BY SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. As used in this Section the term "Lender" shall refer not only to the Person designated as such in Section 1.1, but also to its lender(s) and members and, with respect to each of the foregoing, each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section 10.5 Forbearance. So long as no new Event of Default or Unmatured Event of Default occurs or becomes known to Lender subsequent to the date hereof, Lender shall forbear through the Loan Termination Date from the exercise of the remedies otherwise available to it under this Agreement and/or the other Loan Documents due to any Current Default; provided, however, that Lender is not hereby waiving any such Current Default. Upon the Merger Termination Date, Lender shall no longer be obligated to forbear from exercising any remedies it may have hereunder in connection with any Current Default. Nothing herein shall be deemed to affect or limit Lender's rights to exercise its remedies at any time with respect to any Event of Default other than the Scheduled Matters.

                                   ARTICLE XI.
                                  MISCELLANEOUS

     Section 11.1 Waivers and Amendments; Acknowledgments and Admissions.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

(b) Acknowledgments and Admissions. Borrower hereby represents, warrants and acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made independent decisions to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender to Borrower as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) Lender owes no fiduciary duty to Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower and Lender,
(vii) should an Event of Default or Unmatured Event of Default occur or exist Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Unmatured Event of Default, or at any other time, waive, negotiate, discuss or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Unmatured Event of Default or any other provision of the Loan Documents, and (ix) Lender has relied upon the truthfulness of the acknowledgments in this Section in deciding to execute and deliver this Agreement and to make the Loans.

         THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 11.2 Survival of Agreements: Cumulative Nature. Lender may assign and/or transfer its rights and privileges under the Loan Documents at any time and from time to time, including, but not limited to, any collateral assignment to secure any Indebtedness of Lender to any other Person. Any assignee of any of Lender's rights under any of the Loan Documents shall be subrogated to any related rights and remedies that Lender may exercise against Borrower. All of the various representations, warranties, covenants and agreements of Borrower in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Advancing Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. The representations, warranties and covenants made by Borrower in the Loan Documents, and the rights, powers and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify or otherwise reduce the benefit to Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 11.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery or by registered or certified United States mail, postage prepaid, (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail three
(3) business days after deposit in the mail.

         For delivery to:     Mallon Resources Corporation
                              Attention:  Mr.  George O.  Mallon, Jr.
                              999 18th Street, Suite 1700
                              Denver, Colorado 80202
                              Phone No.:  (303) 293-2333
                              Telecopy No.:  (303) 293-3601

          with copies to:     Holme Roberts & Owen, L.L.P.
                              Attention:  Mr.  Thomas A.  Richardson
                              1700 Lincoln Street, Suite 4100
                              Denver, Colorado 80203-4541
                              Phone No.:  (303) 866-0413
                              Telecopy No.:  (303) 866-0200

         For delivery to:     Black Hills Corporation
                              Attention:  Mr. David R. Emery
                              P.O. Box 1400 (57709-1400)
                              625 Ninth Street
                              Rapid City, South Dakota  57701
                              Phone No.:  (605) 721-1700
                              Telecopy No.:  (605) 721-2549
         with copies to:      Holland & Hart LLP
                              Attention:  Katherine A. LeVoy
                              555 Seventeenth St.,  Suite 3200
                              Denver, Colorado  80202
                              Phone No.:  (303) 295-8242
                              Telecopy No.:  (303) 295-8261

                              Black Hills Corporation
                              Attention: Steven J. Helmers, General Counsel P.O. Box 1400 (57709-1400)
                              625 Ninth Street
                              Rapid City, South Dakota  57701
                              Phone No:  (605) 721-1700
                              Fax:  (605) 721-2550


All notices and other communications from Lender to Borrower hereunder shall be deemed effectively given or made to each Borrower if given to the Parent Borrower. All notices and other communications from Borrower to Lender hereunder shall be give or made by Parent Borrower on behalf of each Borrower, and Lender shall have no obligation to respond to, or otherwise be bound by any notice or communication received by it solely from the Subsidiary Borrower.

     Section 11.4 Parties in Interest; Transfers. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of Lender which shall not unreasonably be withheld. Lender may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document to any third party (including Affiliates of Lender) that has a credit rating by Standard & Poors that is as good as or better than Standard & Poors' credit rating of Lender. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     Section 11.5 Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the State of Colorado, without regard to principles of conflicts of law. This Agreement has been entered into in Denver, Colorado and shall be performable for all purposes in Denver, Colorado. Courts within the State of Colorado shall have exclusive jurisdiction over any and all disputes between Borrower and Lender, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Agreement or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in the City and County of Denver, Colorado.

     Section 11.6 Limitation on Interest. Lender, Borrower and any other parties to any Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If
(a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable under any specific circumstance exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

     Section 11.7 Termination; Limited Survival. In their sole and absolute discretion, Borrower and Lender may each, at any time that no Obligations are owing, elect in a notice delivered to the other to terminate this Agreement. Upon receipt of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from any prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by Borrower or Lender in any Loan Documents, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

     Section 11.8 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable, all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 11.9 Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 11.10 Further Assurances. The parties agree (a) to furnish upon request to each other such information, (b) to execute and deliver to each other such documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Loan Documents.

     Section 11.11 Waiver of Jury Trial, Punitive Damages, Etc. BORROWER AND LENDER HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND

THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     Section 11.12 Controlling Provision Upon Conflict. Except as may be expressly provided otherwise herein, in the event of a conflict between the provisions of this Agreement and those of any other Loan Document or any other instrument referred to herein or executed in connection with this Agreement, the provisions of this Agreement shall control.

     Section 11.13 Effect of Amended and Restated Credit Agreement. This Agreement shall be effective from the date of this Agreement forward, and the execution of this Agreement shall not relieve Lender of either Borrower from their respective obligations under the Credit Agreement for the period from September 9, 1999 through the date of this Agreement, or from any liability for the failure to perform such obligations or from any liability arising out of indemnification obligations under the Original Credit Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

              BORROWER:

                MALLON RESOURCES CORPORATION,
                a Colorado corporation

                By:
                   -----------------------------------------------------------
                Name:
                     ---------------------------------------------------------
                Title:
                      --------------------------------------------------------



                MALLON OIL COMPANY,
                a Colorado corporation

                By:
                   -----------------------------------------------------------
                Name:
                     ---------------------------------------------------------
                Title:
                      --------------------------------------------------------

            LENDER:

                BLACK HILLS CORPORATION

                By:
                   -----------------------------------------------------------
                Name:
                     ---------------------------------------------------------
                Title:
                      --------------------------------------------------------

                               NOTICE TO BORROWER

         THIS WRITTEN CREDIT AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER. THIS WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR IF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER.

         Affirmation of No Unwritten Oral Credit Agreements. Borrower and Lender affirm by the initials below of their authorized officers or representatives that no unwritten, oral credit agreement exists between them.

  ----------------                   ---------------           ----------------
  Mallon Resources                   Mallon Oil                Lender's
  Corporation's                      Company's                 Representative's
  Representative's                   Representative's          Initials
  Initials                           Initials

                                    Exhibit A
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                   HYDROCARBON PRODUCING PROPERTY DESCRIPTIONS
                         AND RELATED ASSETS OF BORROWER

       (A detailed listing may be obtained from the Company upon request.)

                                    Exhibit B
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                          PROPERTY OPERATING STATEMENT

       (Complete statement will be provided by the Company upon request.)


         I, ____________________________, the __________________ of Mallon
Resources Corporation and ____________________________, the __________________
of Mallon Oil Company (collectively, the "Company") hereby certify that the information set forth in all exhibits, attachments and/or schedules attached hereto, all of which are incorporated herein by reference (collectively referred to herein as the "Statement") pertains to oil and gas (and to casinghead gas, condensate, and natural gas liquids produced therewith or extracted therefrom) produced from the Properties during ___________, ____ (the "Applicable Month"), which is the second calendar month preceding the month in which this Statement is executed and delivered by the undersigned.

         I further certify that: (a) all of the information set forth in the Statement is correct and complete to the best of knowledge, and (b) I have made a diligent effort to ensure that all facts relevant to the matters certified herein are known to me, by establishing and maintaining relevant records and procedures within the Company, and by making such inquiries as I have deemed necessary, each month, of various officers, employees and/or consultants of the Company.

     1. MONTHLY PRODUCTION SUMMARY. The Company's Summary of Operations by Accounting Date, Including Accruals, Net All Wells, is attached as Exhibit A to this Statement.


     2. SWAP PAYABLES. The Company's total Swap Payables calculated for the Applicable Month are $__________.

     3. SWAP RECEIPTS. The Company's total Swap Receipts due, calculated for the Applicable Month, are $_________.

         Executed this _____ day of _______________, ______.

                                   MALLON RESOURCES CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   MALLON OIL COMPANY


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                 Schedule 1.1(a)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                                GAS PLANT ASSETS


       ARTICLE XII.      PLANT # 1

     1 Perry 10 GPM Amine Treating Plant w/ Contactor
                                                                            207,500
     1 750 PSIG Inlet Separator
                                                                              6,775
     1 Glycol Dehydration Unit 30" X 29' Contactor
                                                                             44,160
     1 Flare Stack w/Monitor
                                                                             30,840
     1 Waulkasha 60 KW Natural gas fired Electric Generator
                                                                             23,500
       Houston Atlas H2S Monitor
                                                                              6,500
       Less lease payments applied
                                                                           (72,619)
       Add sales tax
                                                                            13,874
       Total Plant # 1
                                                                                        260,530

       Plant # 2
     1 35 GPM Amine Treating Plant w/48" Contactor s/n 1113
                                                                            368,000
       42" X 24" S/S Direct Fired Reboiler s/n 20586 36" X 16' S/S Surge Tank
       s/n 3432 24" X 46.6' 18 Tray Stripping Still s/n 3433 24' X 5.3' Reflux
       Accumulator s/n 98178
     2 750 PSIG Inlet Separators - @ 8,750
                                                                             17,500
     1 Glycol Dehydration Unit s/n 13922 and Contactor
       s/n 56776-01-01
                                                                             68,800
     2 Ford 75 KW Natural Gas Fired Electric Generators
       s/n 202742 and s/n 218076 @ 24,150
                                                                             48,300
     2 H2S Natural Gas Monitors @ 9,800
                                                                             19,600
       Add lease termination payment
                                                                            46,400
       Total Plant # 2
                                                                                       568,600

       Total Plants
                                                                                                        829,130



       Compressors
     1 Ajax DPC-280 2 stage integral gas compressor Unit pt
                                                                            225,000
       2858 Engine s/n 71984
     1 Ajax DPC-230 2 Stage Integral Gas Compressor
                                                                            195,000
     1 Cat 3516/Ariel JGE4 3 Stage Gas Compressor
                                                                            582,917
     1 Cat 3516/Ariel JGE4 3 Stage Gas Compressor
                                                                            612,417
       Sales tax on above 4 compressors
                                                                            90,863
       Total compressors this lot
                                                                                      1,706,197

     1 Cat 3516/Ariel JGE4 3 Stage Gas Compressor with (2)
                                                                            616,232
       17 1/4"  (1) 11 1/2"  (1) 7 3/8" Cyl engine
     1 Cat 3516/Ariel JGE4 2 Stage Gas Compressor with (2)
                                                                            616,232
       11 1/2"  (2) 6" Cyl unit
     1 Cat 3516/Ariel JGE4 3 Stage Gas Compressor with (2)
                                                                            617,983
       11 1/2"  (1) 9 3/4"  (1) 6" Cyl unit
     1 Cat 3516/Ariel JGE4 3 Stage Gas Compressor with (2)
                                                                            618,102
       17 1/4"  (1) 11 1/2"    (1) 7 3/8" Cyl engine
       Sales tax on above compressors
                                                                           138,856
       Total compressors this lot
                                                                                      2,607,405
     1 Ariel Gas Compressor
                                                                                        201,018
       Various compressor parts
                                                                                        45,368
       Total compressors                                                                              4,559,988

       Installation of plants and compressors
                                                                                      2,154,149
       Buildings
                                                                                        575,253
       Storage tanks
                                                                                         61,522
       Heaters and separators
                                                                                         79,002
       Meters & runs
                                                                                         29,183
       Flowlines & fittings
                                                                                       393,946
       Total other charges                                                                           3,293,055
                                                                                                --------------

       Total gas plant costs through 7/31/02                                                         8,682,173
                                                                                                ==============

                                 Schedule 1.1(b)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                              DESCRIPTION OF WELLS



1.       Jicarilla 29-02-28#1 (Exploratory Well) Tract #2
            T29N, R2W, Section 28:  NWNW

2.       Jicarilla 29-02-29#2 (Development Well) Tract #2
            T29N, R2W, Section 29:  NWNW

3.       Jicarilla 29-02-30#1 (Exploratory Well) Tract #1
            T29N, R2W, Section 30:  NWNE

4.       Jicarilla 29-02-16#1 (Exploratory Well) Tract #4
            T29N, R2W, Section 16:  SESE

                                  Schedule 2.1
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                                SCHEDULED MATTERS

1. Borrower is not in full compliance with the covenant set forth in Section 7.1(k).

                       [timely payment of trade creditors]

2. Borrower is not in compliance with requirements set forth in Section 10.1(e).

                             [Jicarilla P.I.T. lien]

                                 Schedule 4.1(c)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                             SHAREHOLDER OBLIGATIONS


Options to purchase an aggregate of 313,847 shares of Borrower's $0.01 par value per share common stock are issued and outstanding under Borrower's 1997 Equity Participation Plan.

Warrants to purchase an aggregate of 75,334 shares of Borrower's $0.01 par value per share common stock are issued and outstanding under various warrant agreements.

                                 Schedule 4.1(g)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                      PARENT BORROWER FINANCIAL STATEMENTS


                          MALLON RESOURCES CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                     ASSETS

                                                                                              June 30,       December 31,
                                                                                                2002             2001
                                                                                              --------       --------
                                                                                                      (Unaudited)

Current assets:
        Cash and cash equivalents......................................                         $  2,062           $  1,943
        Accounts receivable:
             Oil and gas sales.........................................                              621                714
             Joint interest participants...............................                               61                303
        Inventories....................................................                              151                151
        Derivative asset...............................................                               --                229
        Prepaid expense and other......................................                              118                 38
                                                                                                --------           --------
Total current assets...................................................                            3,013              3,378
                                                                                                --------           --------

Property and equipment:
        Oil and gas properties, full cost method.......................                           94,705             93,933
        Natural gas processing plant...................................                            8,659              8,648
        Other property and equipment ..................................                            1,088              1,085
                                                                                                --------           --------
                                                                                                 104,452            103,666
        Less accumulated depreciation, depletion and amortization......                          (72,681)           (70,414)
                                                                                                --------           --------
                                                                                                  31,771             33,252
                                                                                                --------           --------

Debt issuance costs, net...............................................                              687              1,041
Other, net.............................................................                              347                300
                                                                                                --------           --------

Total Assets ..........................................................                         $ 35,818           $ 37,971
                                                                                                ========           ========

                            (Continued on next page)


              The accompanying notes are an integral part of these consolidated financial statements.

                          MALLON RESOURCES CORPORATION

                      (In thousands, except share amounts)




                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                               June 30,       December 31,
                                                                                                 2002            2001
                                                                                               --------        --------
                                                                                                    (Unaudited)

Current liabilities:
        Trade accounts payable.........................................                        $  1,846        $  2,153
        Undistributed revenue..........................................                             528             612
        Accrued taxes and expenses.....................................                             188              42
        Derivative liability...........................................                             878              --
        Current portion of long-term debt, net of unamortized
             discount of $1,428 and $0, respectively...................                          28,375             517
                                                                                               --------        --------
                  Total current liabilities............................                          31,815           3,324
                                                                                               --------        --------

Long-term debt, net of unamortized discount of $0 and
        $1,899, respectively...........................................                           3,872          28,970
Derivative liability...................................................                           1,861           1,423
                                                                                               --------        --------
                                                                                                  5,733          30,393
                                                                                               --------        --------

Total liabilities .....................................................                          37,548          33,717
                                                                                               --------        --------
Commitments and contingencies

Series  B Mandatorily Redeemable Convertible Preferred Stock, $0.01 par value,
        500,000 shares authorized, -0- shares
        issued and outstanding.........................................                              --              --

Mandatorily Redeemable Common Stock, $0.01 par value, 490,000 shares authorized, issued and outstanding, mandatory
        redemption of $6,125...........................................                           5,187           4,853

Shareholders' equity:
        Common Stock, $0.01 par value, 25,000,000 shares
             authorized; 10,378,827 and 10,252,827 shares issued
             and outstanding, respectively.............................                             104             103
        Additional paid-in capital.....................................                          92,673          93,012
        Accumulated deficit............................................                         (96,955)        (92,520)
        Accumulated other comprehensive loss...........................                          (2,739)         (1,194)
                                                                                               --------        --------
                  Total shareholders' equity...........................                          (6,917)           (599)
                                                                                               --------        --------

Total Liabilities and Shareholders' Equity.............................                        $ 35,818        $ 37,971
                                                                                               ========        ========


         The accompanying notes are an integral part of these consolidated financial statements.

                          MALLON RESOURCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                    For the Three Months          For the Six Months
                                                                       Ended June 30,               Ended June 30,
                                                                   ------------------------     -----------------------
                                                                        2002        2001            2002        2001
                                                                      --------    --------        --------    --------

Revenues:
        Oil and gas sales................................             $ 2,728     $ 5,283         $ 5,411    $ 12,376
        Interest and other...............................                   5         120              18         357
                                                                      -------     -------         -------    --------
                                                                        2,733       5,403           5,429      12,733
                                                                      -------     -------         -------    --------

Costs and expenses:
        Oil and gas production...........................               1,788       2,349           3,550       5,071
        Depreciation, depletion and amortization.........               1,364       2,125           2,633       4,084
        General and administrative, net..................               1,116       3,627           1,591       4,982
        Interest and other...............................               1,128       1,613           2,090       3,401
                                                                     --------    --------        --------    --------
                                                                        5,396       9,714           9,864      17,538
                                                                     --------    --------        --------    --------

Net loss                                                               (2,663)     (4,311)         (4,435)     (4,805)

Dividends and accretion on preferred stock...............                  --          (3)             --         (21)

Accretion of mandatorily redeemable common stock.........                (170)       (148)           (334)       (292)
                                                                      -------     -------         -------     -------

Net loss attributable to common shareholders.............             $(2,833)    $(4,462)        $(4,769)    $(5,118)
                                                                      =======     =======         =======     =======

Basic:
        Net loss attributable to common shareholders.....             $ (0.26)    $ (0.42)        $ (0.44)    $ (0.48)
                                                                      =======     =======         =======     =======

        Weighted average shares outstanding..............              10,868      10,653          10,840      10,640
                                                                      =======     =======         =======     =======



              The accompanying notes are an integral part of these consolidated financial statements.

                          MALLON RESOURCES CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                               For the Six Months
                                                                                                  Ended June 30,
                                                                                              ------------------------
                                                                                                2002        2001
Cash flows from operating activities:
      Net loss..................................................................                $(4,435)    $ (4,805)
      Adjustments to reconcile net loss to net cash provided by (used in)
           operating activities:
                Depreciation, depletion and amortization........................                  2,633        4,084
                Accrued interest expense added to long-term debt................                     --        1,407
                Accrued interest income added to notes receivable from
                    related party shareholders..................................                     --          (87)
      Amortization of discount on long-term debt................................                    658          440
      Non-cash stock compensation expense.......................................                   (285)       2,510
      Partial forgiveness of notes receivable from related party shareholders...                     --          907
      Changes in operating assets and liabilities:
           (Increase) decrease in:
                Accounts receivable.............................................                    335        1,569
                Inventory and other assets......................................                    (72)      (3,615)
           Increase (decrease) in:
                Trade accounts payable and undistributed revenue................                   (391)         379
                Accrued taxes and expenses......................................                    146          554
                Drilling advances...............................................                     --           41
                                                                                                -------      -------
Net cash (used in) provided by operating activities.............................                 (1,411)       3,384
                                                                                                -------      -------
Cash flows from investing activities:
      Additions to property and equipment.......................................                   (759)     (12,486)
      Other                                                                                          --            7
                                                                                                -------      -------
Net cash used in investing activities...........................................                   (759)     (12,479)
                                                                                                -------      -------
Cash flows from financing activities:
      Proceeds from long-term debt..............................................                  2,500          858
      Payments of long-term debt................................................                   (211)      (1,679)
      Redemption of preferred stock.............................................                     --         (800)
      Proceeds from stock option and warrants exercises.........................                     --            1
      Payment of preferred dividends............................................                     --          (19)
      Other                                                                                          --           (2)
                                                                                                -------      -------
Net cash provided by (used in) financing activities.............................                  2,289       (1,641)
                                                                                                -------      -------
Net increase (decrease) in cash and cash equivalents............................                    119      (10,736)
Cash and cash equivalents, beginning of period..................................                  1,943       14,155
                                                                                                -------      -------
Cash and cash equivalents, end of period........................................                $ 2,062      $ 3,419
                                                                                                =======      =======

                                   (Continued)

              The accompanying notes are an integral part of these consolidated financial statements.

                          MALLON RESOURCES CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                   (Continued)

                                                                                              For the Six Months
                                                                                                Ended June 30,
                                                                                                2002       2001
Supplemental cash flow information:
        Cash paid for interest..................................................                $1,343     $1,176
                                                                                                ======     ======
Non-cash transactions:
        Receipt of oil and gas and real property in exchange for
            notes receivable from executive officers............................                $   93     $   --
                                                                                                ======     ======

        Issuance of common stock in connection with the Aquila Credit
            Agreement amendment.................................................                $  187     $   --
                                                                                                ======     ======



              The accompanying notes are an integral part of these consolidated financial statements.

                          MALLON RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                                   -----------

NOTE 1. GENERAL

        Mallon Resources Corporation (the "Company") engages in oil and gas exploration and production through its wholly-owned subsidiary, Mallon Oil Company ("Mallon Oil"), whose oil and gas operations are conducted primarily in the State of New Mexico. The Company operates its business and reports its operations as one business segment. All significant inter-company balances and transactions have been eliminated from the consolidated financial statements.

        These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such interim statements reflect all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the full year. These interim statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 2001 Form 10-K.

        Certain prior year amounts in the consolidated financial statements have been reclassified to conform to the presentation used in 2002.

        The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As more fully discussed in Notes 2 and 3, the Company has suffered net losses since 1997 and has significant borrowings that require, among other things, repayment in 2003 and compliance with certain restrictive covenants.

NOTE 2. CURRENT OPERATING ISSUES

        The Company generated net losses of $4.4 million, $31.4 million, $6.5 million and $2.8 million for the six months ended June 30, 2002 and for the years ended December 31, 2001, 2000 and 1999, respectively. The Company's cash flows from operating activities were $(1.4) million, $1.1 million, $4.0 million and $2.4 million for the respective periods.

        The Company is currently in non-compliance with of a number of provisions of its credit agreement (the "Aquila Credit Agreement") with Aquila Energy Capital Corporation ("Aquila"), including provisions requiring the Company to maintain projected net revenue attributable to its proved reserves in an amount sufficient to fully amortize the outstanding loan balance by its maturity date, to satisfy or discharge liens filed against its properties within 30 days of their filing, and to pay its trade debt within 90 days of its due date. As a result of these events of default, Aquila may, at its election, declare an acceleration of the debt to be currently due and payable, in full. The Company has therefore classified all amounts owed under the Aquila Credit Agreement as current at June 30, 2002 in the accompanying consolidated balance sheets. The Company is currently in negotiations with Aquila to address this situation, but is unable to predict the outcome of those discussions. If the Company's debt is accelerated, the Company may not be able to repay the debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to the Company. Provided that Aquila does not seek immediate repayment under the Aquila Credit Agreement, management believes that cash on hand and cash generated from operating activities, will be sufficient to meet the Company's cash requirements through December 31, 2002.

        Responding to its financial challenges and lack of capital, the Company is actively exploring strategic alternatives including, but not limited to, potential asset divestitures, joint ventures, mergers, and other arrangements. No assessment can be made of the likelihood that any transactions of this sort can be effectively implemented. The Company's ability to operate as a going concern is dependent on its ability to successfully negotiate an extension of indebtedness with its lender or a successor lender.

        Because the Company's production is predominantly natural gas, the Company is particularly sensitive to changes in the price of natural gas. Historically, natural gas prices have experienced significant fluctuations and have been particularly volatile in recent years. Price fluctuations can result from variations in weather, levels of regional or national production and demand, availability of transportation capacity to other regions of the country and various other factors. Increases or decreases in natural gas prices received could have a significant impact on the Company's future results. If natural gas prices decline significantly from those received by the Company at June 30, 2002, or if the Company is unable to maintain production levels at its San Juan Basin properties, the Company may have to implement additional cost cutting measures in both its administrative and operating areas.

NOTE 3. LONG-TERM DEBT

         Long-term debt consists of the following:

                                                                                        June 30,      December 31,
                                                                                          2002              2001
                                                                                       -----------     ----------
Note payable to Aquila Energy Capital Corporation, due 2003.................            $ 29,211       $  26,711
Less unamortized discount...................................................              (1,428)         (1,899)
                                                                                        --------       ---------
                                                                                          27,783          24,812
Lease obligation to Universal Compression, Inc..............................               4,337           4,567
8.0% unsecured note payable to Bank One, Colorado, N.A., due 2006...........                  99             108
Notes payable to officers...................................................                  28              --
                                                                                        --------       ---------
                                                                                          32,247          29,487
Less current portion........................................................             (28,375)           (517)
                                                                                        --------       ---------

         Total..............................................................            $  3,872       $  28,970
                                                                                        ========       =========

        In September 1999, the Company established the Aquila Credit Agreement with Aquila. In February 2002, the Company notified Aquila that, as of December 31, 2001, it had not been in compliance with the covenant under the Aquila Credit Agreement that requires the Company to maintain projected net revenue attributable to its proved reserves in an amount sufficient to fully amortize the outstanding balance under the Aquila Credit Agreement by its maturity date. As a result, in February 2002, the Aquila Credit Agreement was amended for a second time. The second amendment contains the following provisions:

(i) As long as no new event of default occurs subsequent to the date of the second amendment, Aquila has agreed that through December 31, 2002, it will not exercise any of the remedies available to Aquila due to any event of default that occurs and is continuing regarding the amount of projected net revenue required to amortize the amounts outstanding by September 9, 2003.

(ii) Interest on amounts outstanding accrues at prime plus 3% starting January 1, 2002, through September 30, 2002, and increases to prime plus 4% after October 1, 2002. The Company is required to pay interest only on the outstanding balance through December 31, 2002.

(iii) The amount available under the agreement was increased by $2.5 million.

(iv) A "change of control" provision was added, which calls for the prepayment of the entire outstanding balance, together with any accrued and unpaid interest, at the occurrence of a change of control of the Company.

(v) The Company has the option to purchase from Aquila 490,000 shares of the Company's common stock previously issued to Aquila for a price of $2.6 million if a sale of the Company is consummated prior to September 30, 2002.

(vi) Aquila's one-time right to require the Company to purchase shares of the Company's common stock previously issued to Aquila (the "Put Option") was amended to provide that Aquila has the option to sell to the Company up to 490,000 shares of the Company's common stock at $10.00 per share if a sale of the Company is consummated at any time after September 30, 2002 and prior to September 9, 2003, or at $12.50 per share if the outstanding balance under the Aquila Credit Agreement is paid on the earlier of September 9, 2003 or the date on which Aquila notifies the Company of the acceleration of payment of the outstanding balance because of the occurrence of an event of default.

(vii) The Company issued to Aquila 125,000 shares of the Company's common stock as a part of the amendment and recorded $187,000 as an increase to unamortized discount. If a sale of the Company is not consummated before October 1, 2002, the Company will issue Aquila an additional 150,000 shares.

(viii) Upon a change of control of the Company occurring on or before September 30, 2002, the Company will pay Aquila $500,000. If a change of control of the Company occurs after September 30, 2002, the Company will pay Aquila $1,250,000.

Through June 30, 2002, the Company had drawn all $2,500,000 under provision
(iii) above.

        The Aquila Credit Agreement requires the Company to satisfy or discharge liens filed against its properties within 30 days of their filing. The failure to satisfy or discharge a lien claiming in excess of $250,000 within 30 days is an event of default under the Aquila Credit Agreement. Upon such an event of default, Aquila may declare any or all obligations under the Aquila Credit Agreement to be immediately due and payable. As more fully discussed in Note 9, on July 16, 2002, The Jicarilla Apache Indian Nation filed a lien against the Company's property located on the Jicarilla Reservation to secure the Company's payment of approximately $1.56 million of assessed possessory interest tax, including penalties and interest. As of August 12, 2002, that lien has not been satisfied or discharged. As more fully discussed in Note 2, the Company has classified all amounts owed under the Aquila Credit Agreement as current at June 30, 2002 in the accompanying consolidated balance sheets.

        Provided that Aquila does not seek immediate repayment under the Aquila Credit Agreement, principal payments are based on the Company's cash flow from operations, as defined (the "Defined Cash Flow"), less advances for the Company's development drilling program. Principal payments have been delayed by the second amendment and are to resume in January 2003. The Company estimates that the Defined Cash Flow available for principal payments in the first half of 2003 could range between $0 and $100,000.

NOTE 4.  OIL AND GAS PROPERTIES

         Under the full cost accounting rules of the Securities and Exchange Commission, the Company reviews the carrying value of its oil and gas properties each quarter on a country-by-country basis. Under full cost accounting rules, net capitalized costs of oil and gas properties, less related deferred income taxes, may not exceed the present value of estimated future net revenues from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties, as adjusted for related tax effects. Application of these rules generally requires pricing future production at the unescalated oil and gas prices in effect at the end of each fiscal quarter and requires a write-down if the "ceiling" is exceeded, unless the prices recover subsequent to the balance sheet date but before the financial statements for the quarter are issued. If a smaller write-down is calculated using the subsequent pricing, then the smaller amount may be recorded. Using natural gas prices on August 13, 2002, no write-down was required. Had the Company used the prices in effect at June 30, 2002, the write-down would have been $2,050,000.

NOTE 5.  PER SHARE DATA

         Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if the Company's outstanding stock options and warrants were exercised (calculated using the treasury stock method). The consolidated statements of operations for the six months ended June 30, 2002 and 2001 reflect only basic earnings per share because the Company was in a loss position for all periods presented and all common stock equivalents are anti-dilutive.

NOTE 6. HEDGING ACTIVITY

        Under the Aquila Credit Agreement, the Company may be required to maintain price hedging arrangements in place with respect to up to 65% of its oil and gas production. Accordingly, at June 30, 2002, the Company had price swaps covering 2,542,000 MMBtu of gas related to production for 2002-2004 at fixed prices ranging between $2.55-$3.28 per MMBtu. In addition, the Company had outstanding at June 30, 2002 basis swaps to fix the differential between the NYMEX (Henry Hub) price and the index price at which the hedged gas is to be sold for 2,542,000 MMBtu for 2002-2004.

The following table indicates the Company's outstanding energy swaps at June 30, 2002:

                                 Annual
     Product                   Production     Fixed Price     Duration       Market Price Reference
     -------                   ----------     -----------     --------       ----------------------
   Gas (MMBtu).........            694,000    $2.55-$3.28       7/02-12/02   NYMEX (Henry Hub)
   Gas (MMBtu).........            996,000       $2.55          1/03-12/03   NYMEX (Henry Hub)
   Gas (MMBtu).........            852,000       $2.55          1/04-12/04   NYMEX (Henry Hub)

        At June 30, 2002, the Company had recorded a current derivative liability of $878,000, a long-term derivative liability of $1,861,000 and an unrealized loss of $2,739,000 in accumulated other comprehensive loss. No related income tax effects were recorded because of the Company's net operating loss carryforward.

        During the six months ended June 30, 2002, gains of $217,000 were transferred from accumulated other comprehensive loss to oil and gas revenues related to settled positions and an unrealized loss of $1,328,000 was recorded to other comprehensive income to adjust the fair value of the open positions. The Company expects to reclassify as decreases to earnings during the next twelve months approximately $878,000 of unrealized hedging losses in accumulated other comprehensive loss at June 30, 2002.

        For the six months ended June 30, 2002 and 2001, the Company's gains (losses) under its swap agreements were $217,000 and $(3,875,000), respectively, and are included in oil and gas sales in the Company's consolidated statements of operations. At June 30, 2002, the estimated net amount the Company would have paid to terminate its outstanding energy swaps and basis swaps, described above, was approximately $2,739,000.

NOTE 7. COMPREHENSIVE INCOME

         The Company follows SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting comprehensive income. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to the owners of the Company. The following table illustrates the changes in accumulated other comprehensive loss for the periods presented (in thousands):

                                                                                       For the Six Months
                                                                                         Ended June 30,
                                                                                        2002         2001
                                                                                      --------     --------
Accumulated other comprehensive loss - beginning of period                            $(1,194)     $     --

Other comprehensive loss:
   Cumulative effect of change in accounting principle                                     --       (15,171)
   Reclassification adjustment for settled hedging contracts                             (217)        3,875
   Changes in fair value of outstanding hedging positions                              (1,328)        6,912
                                                                                      -------      --------

Other comprehensive loss                                                               (1,545)       (4,384)
                                                                                      -------      --------

Accumulated other comprehensive loss - end of period                                  $(2,739)     $ (4,384)
                                                                                      =======      ========

NOTE 8. RELATED PARTY TRANSACTIONS

        Under the Company's "Stock Ownership Encouragement Program," in August 1999, two executive officers of the Company borrowed $1,585,018 and $391,284, respectively, from the Company that they used to exercise certain options owned by them. The officers issued promissory notes to the Company in the noted amounts, which bore interest at the rate of 7% per annum, and were due August 31, 2004. In June 2001, the Company's compensation committee reduced the amounts due under the notes to $230,548 and $56,914, respectively. For accounting purposes, the Company treated this transaction as a repurchase of the common stock underlying the notes receivable, a cancellation of the notes receivable and the grant of options to purchase 287,462 shares of common stock at $1.00 per share. In March 2002, one of the executive officers conveyed to the Company his interest in certain Costa Rica real property in exchange for his promissory note. In April 2002, the other executive officer conveyed to the Company an undivided interest in Deep Gas, LLC in exchange for his promissory note. These transactions were approved by the Company's compensation committee and have been recorded as $56,914 of other assets, $36,500 of oil and gas properties, and as $93,414 in additional paid in capital.

NOTE 9. CONTINGENCIES

        As of December 31, 2001, the Revenue and Taxation Department of the Jicarilla Apache Nation (the "Nation") issued to the Company Possessory Interest Tax assessments for 1998, 1999, 2000 and 2001 totaling $3.3 million, as adjusted, including related penalties and interest. The Company paid the assessments, but filed protests with the Nation taking the position that, among other things, certain rules and regulations promulgated in December 2000 by the Nation do not apply to the determination of Possessory Interest Tax for years prior to 2001. The protests were denied. The Company has filed an appeal, which is pending. In March 2002, the Company was assessed an additional $1.56 million, including penalties and interest, for 2002, of which $731,000 has been accrued and expensed at June 30, 2002. The Company has: 1) requested that the Legislative Council of the Nation grant the Company relief, and 2) engaged New Mexico counsel to represent it. During July 2002, the Nation filed a lien against the Company's oil and gas properties located on the Jicarilla Reservation to secure the Company's payment of the 2002 assessment and related penalties and interest. The final outcome of this matter cannot yet be predicted.

        In mid-November 2001, the Minerals Management Service began an audit of the royalties payable by the Company on production from certain oil and gas properties in which the Company owns an interest. The audit is expected to cover, among other things, product valuation issues, including the point of royalty settlement, transportation and processing allowances, and accounting for comparison (dual accounting). The final outcome of this matter cannot yet be predicted.

        In June 2001, in connection with staff cuts that were part of general corporate reductions, the Company terminated an employee. The employee filed a complaint in which he claims he was wrongfully terminated. The Company believes the allegations of the suit are wholly without merit, and intends to defend itself vigorously, but cannot predict the outcome of the case.

        In 1992, the Minerals Management Service commenced an audit of royalties payable on production from certain oil and gas properties in which the Company owns an interest. The audit was initiated against the predecessor operator of the properties, but the Company has an interest in the resolution of the matters that arise out of the audit. In December 2000, administrative decisions were rendered in the case relating to so-called "dual-accounting" and "major portion" matters. The administrative rulings have been appealed to the United States District Court for the District of Columbia. The primary issue in dispute is the manner in which so-called "major portion" prices are determined for purposes of the applicable dual accounting requirement. The producers argue that the regulatory protocol requires evaluation of actual data gleaned from actual transactions. Such information is not readily available and will require a concerted effort to accumulate. By contrast, the Minerals Management Service suggests that, in the absence of a data base, the highest possible price allowed under the old Natural Gas Pricing Act should be used, even if (as is most generally the case) no gas was sold for those prices. If the Minerals Management Service's proposal is upheld, the Company will be liable for additional unpaid royalties, interest and (perhaps) penalties. If the producer's collection of actual data results in regulation-compliant numbers or a more reasonable compromise protocol is established, the Company's exposure for such items should be immaterial. The final outcome of this matter cannot yet be predicted.

NOTE 10. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets. The adoption of SFAS No. 144 by the Company on January 1, 2002, did not have any material impact on its financial position or results of operations.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires entities to record the fair value of liabilities for retirement obligations of acquired assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company will adopt SFAS No. 143 on January 1, 2003, but has not yet quantified the effects of adopting SFAS No. 143 on its financial position or results of operations.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. The adoption of SFAS No. 144 by the Company on January 1, 2002, did not have any material impact on its financial position or results of operations.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS No. 4 required all gains or losses from extinguishments of debt to be classified as extraordinary items net of income taxes. SFAS No. 145 requires that gains and losses from extinguishment of debt be evaluated under the provisions of APB Opinion No. 30, and be classified as ordinary items unless they are unusual or infrequent or meet the specific criteria for treatment as an extraordinary item. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company does not expect the adoption of SFAS No. 145 to have a material impact on the Company's financial position or results of operations.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The provisions of SFAS No. 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material impact on the Company's financial position or results of operations.

                                 Schedule 4.1(h)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                       OTHER OBLIGATIONS AND RESTRICTIONS

                                                                                             Balance Outstanding
                                                                                             September 27, 2002

                                                                                   Principal           Accrued Interest
                                                                                ----------------------------------------------
Credit Agreement dated September 9, 1999, as amended, between
Mallon Resources Corporation  and Mallon Oil Company ("Borrower"), and Aquila
Energy Capital Corporation
Balance outstanding                                                                  $29,211,338                     $186,072


Master Rental Contract dated September 9, 1999 between Mallon Oil Company and
Universal Compression, Inc..
Balance outstanding                                                                   $4,281,332                      $92,674


Unsecured Promissory Note dated March 3, 1999 between Mallon Oil Company and
Bank One, Colorado, N.A.
Balance outstanding                                                                      $95,285                       $1,862


                                 Schedule 4.1(j)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                              CLAIMS AND LITIGATION

1. As of December 31, 2001, the Revenue and Taxation Department of the Jicarilla Apache Nation (the "Nation") issued to Borrower Possessory Interest Tax assessments for 1998, 1999, 2000 and 2001 totaling $3.3 million, as adjusted, including related penalties and interest. Borrower paid the  assessments,  but  filed  protests  with the  Nation  taking  the position that, among other things, certain rules and regulations promulgated in December 2000 by the Nation do not apply to the determination of Possessory Interest Tax for years prior to 2001. The protests were denied. Borrower has filed an appeal, which is pending.

2. In March 2002, Borrower was assessed an additional amount of Possessory Interest Tax, which Borrower has not paid. During July 2002, the Nation gave notice of a lien against the Company's oil and gas properties located on the Jicarilla Reservation to secure Borrower's payment of the 2002 assessment and related penalties and interest.

3. In mid-November 2001, the Minerals Management Service began an audit of the royalties payable by Borrower on production from certain oil and gas properties in which Borrower owns an interest. The audit is expected to cover, among other things, product valuation issues, including the point of royalty settlement, transportation and processing allowances, and accounting for comparison (dual accounting). The final outcome of this matter cannot yet be predicted.

4. In June 2001, in connection with staff cuts that were part of general corporate reductions, Borrower terminated its employment of James Costalez. On August 14, 2001, Costalez filed a complaint in the Federal District Court for the District of New Mexico, in which he claims his employment was wrongfully terminated. That case, Costalez v. Mallon Oil, CIV-01 929, is just completing discovery.

5. In 1992, the Minerals Management Service commenced an audit of royalties payable on production from certain oil and gas properties on and near the Jicarilla Apache Indian Nation's Reservation. Borrower owns an interest in some of the properties covered by the audit. The audit was initiated against Robert Bayless and others. Bayless was the operator of Borrower's Jicarilla properties prior to 1997, when Borrower bought Bayless' interests and took over operations. Bayless has continuing interests in properties covered by the audit in which Borrower has no interest. Although Borrower is now the operator of roughly half of the properties covered by the audit, it is not a direct party to the audit proceedings and the litigation that has grown out of them. In December 2000, administrative decisions were rendered in the case of Robert L. Bayless, MMS-98-0132-IND, relating to so-called "dual-accounting" and "major portion" matters. Bayless joined with one other producer (Merrion Oil & Gas Corporation) to appeal the administrative rulings by filing Bayless v. United States Department of the Interior, No. 1:01CV00393, in the United States District Court for the District of Columbia.

                                 Schedule 4.1(l)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                          BORROWER'S PLACES OF BUSINESS

P.O. Box 2797
848 East 2nd Avenue
Durango, CO  81302


408 South Halagueno
Carlsbad, NM  88220

                                 Schedule 4.1(m)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                                  UNPAID BILLS

      (A detailed listing will be furnished by the Company upon request.)

                                 Schedule 4.1(n)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                     LIENS OTHER THAN PERMITTED ENCUMBRANCES

In March 2002, the Revenue and Taxation Department of the Jicarilla Apache Nation (the "Nation") issued to Borrower a Possessory Interest Tax assessment for $1,462,860,11, which Borrower has not paid. At July 16, 2002, the aggregate amount of this unpaid tax plus accrued interest and penalties was $1,563,473.35. During July 2002, the Nation gave notice of a lien against Borrower's oil and gas properties located on the Jicarilla Reservation to secure Borrower's payment of the assessment and related penalties and interest.

                                 Schedule 4.1(o)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                           PURCHASERS OF HYDROCARBONS

       (A detailed listing will be provided by the Company upon request.)

                                 Schedule 4.1(p)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                      EXISTING HYDROCARBON SALES AGREEMENTS

       (A detailed listing will be provided by the Company upon request.)

                                 Schedule 4.1(u)
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                  COMPLIANCE WITH ENVIRONMENTAL AND OTHER LAWS

                                     [none]

                                  Schedule 6.1
                    to Amended and Restated Credit Agreement
                         between Black Hills Corporation
                        and Mallon Resources Corporation
                             and Mallon Oil Company


                              EQUIPMENT DESCRIPTION

       (A detailed listing will be provided by the Company upon request.)